Prospectus Supplement to Prospectus dated June 21, 2001


                                  $311,153,000
                        ACE RV and Marine Trust 2001-RV1
                                     Issuer

                              ACE Securities Corp.
                                     Seller

                             Wells Fargo Bank, N.A.
                                    Servicer

BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 OF THE ATTACHED PROSPECTUS.

These notes are asset backed securities issued by a trust. The notes are not obligations of the seller or any of its affiliates.

Neither the notes nor the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other Governmental agency or instrumentality.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.


                    The trust will issue the following offered notes:

                                  Principal     Interest Rate    Final Scheduled
                                    Amount                        Payment Date
 Class A-1 notes..............    $122,000,000      4.05%        April 20, 2006
 Class A-2 notes..............     $40,000,000      4.85%        April 21, 2008
 Class A-3 notes..............     $52,000,000      5.36%       January 20, 2011
 Class A-4 notes..............     $20,000,000      5.75%         May 21, 2012
 Class A-5 notes..............     $44,805,000      6.30%     September 20, 2021
 Class B notes................     $20,025,000      6.61%     September 20, 2021
 Class C notes................     $ 7,702,000      6.85%     September 20, 2021
 Class D notes................     $ 4,621,000      7.58%     September 20, 2021
  ------------------------

          o The notes are secured by the assets of the trust, which consist primarily of installment sales contracts secured by new and used recreational vehicles and boats.

          o The trust will pay interest and principal on the notes on the 20th day of each month, or if the 20th is not a business day, the next business day.


    The seller is offering the following notes by this prospectus supplement:

                                Initial Public    Underwriting   Proceeds to the
                               Offering Price (1)  Discount       Seller (1) (2)
 Per Class A-1 notes.......       99.993323%         0.220%        99.773323%
 Per Class A-2 notes.......       99.989499%         0.275%        99.714499%
 Per Class A-3 notes.......       99.984405%         0.300%        99.684405%
 Per Class A-4 notes.......       99.987028%         0.350%        99.637028%
 Per Class A-5 notes.......       99.986462%         0.425%        99.561462%
 Per Class B notes.........       99.980024%         0.450%        99.530024%
 Per Class C notes.........       99.965254%         0.500%        99.465254%
 Per Class D notes.........       99.976268%         0.600%        99.376268%
 Total..................... $311,116,111.17    $951,169.75   $310,164,941.42
 -----------------------
 (1)   Plus accrued interest, if any, from July 10, 2001.
 (2)   Before deducting expenses estimated at $493,000.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                            DEUTSCHE BANC ALEX. BROWN

            The date of this prospectus supplement is June 27, 2001.

                                TABLE OF CONTENTS

Where to Find Information in These Documents......S-1
Summary of Terms of the Notes.....................S-2
Structural Summary................................S-6
Risk Factors.....................................S-13
Capitalized Terms................................S-22
The Trust........................................S-22
     Limited Purpose and Assets..................S-22
     Capitalization of the Trust.................S-22
     The Owner Trustee...........................S-23
The Trust Property...............................S-23
The Receivables Pool.............................S-24
     Pool Composition............................S-24
     Weighted Average Life of the Notes..........S-29
The Originators..................................S-35
     First Security Originators..................S-35
     FreedomNation Financial LLC.................S-37
The Servicer.....................................S-40
     Servicing and Collections...................S-40
     Delinquencies and Repossessions.............S-41
     Charge-offs and Extensions..................S-41
     Physical Damage Insurance...................S-42
     Servicing System............................S-42
     Delinquencies, Loss and
       Repossession Experience...................S-42
     Delinquency Experience......................S-43
How You Can Compute Your Portion of
  the Amount Outstanding on the Notes............S-44
The Factors Described Above will
  Decline as the Trust Makes Payments
  on the Notes...................................S-45
Maturity and Prepayment Considerations...........S-45
     General.....................................S-45
     Paid-Ahead Receivables......................S-46
Use of Proceeds..................................S-46
Description of the Notes.........................S-46
     Payments of Interest........................S-47
     Event of Default Regarding the
         Payment of Interest.....................S-48
     Payments of Principal.......................S-48
     Optional Redemption.........................S-50
     The Indenture...............................S-50
     The Indenture Trustee.......................S-53
Description of the Sale and Servicing Agreement..S-53
     Sale and Assignment of the Receivables......S-54
     Accounts....................................S-54
     Indenture Trustee and Owner
          Trustee Compensation and Expenses......S-54
     Servicing Compensation and Expenses.........S-54
     Rights Upon an Event of Servicing
          Termination............................S-54
     Waiver of Past Events of Servicing
          Termination............................S-55
     Distributions...............................S-55
     Sources of Funds Available for
          Distribution on Any Payment Date.......S-55
     Reserve Account.............................S-60
Description of the Administration Agreement......S-60
Material Legal Aspects of the Receivables........S-61
Material United States Federal Income
  Tax Consequences...............................S-61
State Tax Matters................................S-61
ERISA Considerations.............................S-61
Underwriting.....................................S-62
Legal Matters....................................S-63
Glossary Of Terms................................S-64

                  Where to Find Information in These Documents

          This prospectus supplement and the attached prospectus provide information about the trust, ACE RV and Marine Trust 2001-RV1, including terms and conditions that apply to the notes to be issued by the trust. You should rely only on the information provided in this prospectus supplement and the attached prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

          We describe the notes in two separate documents that progressively provide more detail:

          o the attached prospectus, which provides general information, some of which may not apply to your notes; and

          o this prospectus supplement, which describes the specific terms of your notes.

          We have started with several introductory sections in this prospectus supplement describing the notes and the trust in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

          o SUMMARY OF TERMS OF THE NOTES: provides important information concerning the amounts and the payment terms of each class of notes.

          o STRUCTURAL SUMMARY: gives a brief introduction to the key structural features of the trust.

          o RISK FACTORS: describes briefly some of the risks to investors in the notes.

          We include cross-references in this prospectus supplement and in the attached prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the attached prospectus provide the page numbers on which those captions are located.

          We are not offering the notes in any state where the offer of the notes is not permitted.

                          Summary of Terms of the Notes

          The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

ISSUER

          ACE RV and Marine Trust 2001-RV1, a business trust formed under Delaware law, will use the proceeds from the issuance and sale of the securities to purchase a pool of retail installment sale contracts secured primarily by new and used recreational vehicles and boats, which constitute the receivables. The receivables were originated by one of the originators either directly or through dealers. The originators sold the receivables directly or indirectly to the transferor and on the closing date, the transferor will sell the receivables to the seller. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for payments on the notes.

OFFERED NOTES

          The following notes, referred to herein as the offered notes, are being offered by this prospectus supplement:

          o    $122,000,000 Class A-1 4.05% asset backed notes

          o    $40,000,000 Class A-2 4.85% asset backed notes

          o    $52,000,000 Class A-3 5.36% asset backed notes

          o    $20,000,000 Class A-4 5.75% asset backed notes

          o    $44,805,000 Class A-5 6.30% asset backed notes

          o    $20,025,000 Class B 6.61% asset backed notes

          o    $7,702,000 Class C 6.85% asset backed notes

          o    $4,621,000 Class D 7.58% asset backed notes

          The trust is also issuing $3,081,000 Class E 8.70% asset backed notes and certificates representing the right to receive amounts that remain after the trust makes full payment of interest on and principal of the notes payable on a given payment date. The seller is not offering the Class E notes or the certificates by this prospectus supplement. Any information in this prospectus supplement relating to the Class E notes or the certificates is presented solely to provide you with a better understanding of the offered notes.

SELLER

          ACE Securities Corp.

TRANSFEROR

          German American Capital Corporation

SERVICER

         Wells Fargo Bank, N.A.

ADMINISTRATOR

          Wells Fargo Bank Minnesota, National Association.

ORIGINATOR

          o Wells Fargo Bank Northwest, N.A., successor to First Security Bank, N.A. and Wells Fargo Bank New Mexico, N.A., successor to First Security Bank of New Mexico, N.A., each an originator of the First Security receivables.

          o FreedomNation Financial LLC, originator of the FreedomNation receivables.

MINIMUM DENOMINATIONS

          The offered notes will be issued in minimum denominations of $1,000.

TRUSTEES

NOTES              The Chase Manhattan Bank, a New
                   York banking corporation, as
                   indenture trustee.

CERTIFICATES       U.S. Bank Trust National Association, a national banking
                   association, as owner trustee.

CLOSING DATE

          The trust expects to issue the notes on or about July 10, 2001.

PAYMENT DATES

          On the 20th day of each month or, if the 20th day is not a business day, the next business day.

FIRST PAYMENT DATE

          The first payment date for the notes will be July 20, 2001.

RECORD DATES

          On each payment date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record date for the notes will be the business day immediately preceding the payment date. If definitive notes have been issued, the record date for the notes will be the last business day of the month preceding the payment date.

FINAL SCHEDULED PAYMENT DATES

          The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the respective final scheduled payment date for that class of notes specified on the cover page of this prospectus supplement or, if such date is not a business day, the next succeeding business day.

INTEREST RATES

          The trust will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

INTEREST ACCRUAL

          "30/360", accrued from and including the 20th day of the previous month to but excluding the 20th day of the current month.

          This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date for each class of notes will be the product of:

          o    the applicable outstanding principal balance;

          o    the applicable interest rate; and

          o for all classes of notes, one-twelfth (or, in the case of the first payment date, 10 divided by 360).

          For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled "DESCRIPTION OF THE NOTES -- PAYMENTS OF INTEREST."

OPTIONAL REDEMPTION

          The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the cut-off date at a price equal to the sum of the outstanding principal balance of the receivables plus accrued and unpaid interest thereon; provided that this amount is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes and the holders of a majority of the certificates consent to the purchase. The trust will apply such payment to the redemption of the notes in full.

          It is expected that at the time this redemption option becomes available, only the Class A-5 notes, the Class B notes, the Class C notes and the Class D notes will be outstanding.

SUBORDINATION

          The Class B notes are subordinated to the Class A notes, the Class C notes are subordinated to the Class A notes and Class B notes and the Class D notes are subordinated to the Class A notes, Class B notes and Class C notes. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- DISTRIBUTIONS -- PRIORITY OF PAYMENTS" in this prospectus supplement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          Stroock & Stroock & Lavan LLP, special tax counsel, is of the opinion that, for United States federal income tax purposes, the offered notes will be treated as debt. Special tax counsel is also of the opinion that the trust will not be subject to United States federal income tax.

          We suggest that you and your tax advisors review the information under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the attached prospectus.

          If you purchase the offered notes, you agree by your purchase that you will treat the offered notes as indebtedness.

ERISA CONSIDERATIONS

          Subject to the restrictions discussed in "ERISA Considerations," the offered notes may be purchased by employee benefit plans and accounts if one or more administrative exemptions apply.

          See "ERISA CONSIDERATIONS" in this prospectus supplement and the attached prospectus.

NO LISTING OF THE NOTES

          The notes will not be listed on any national securities exchange. See "RISK FACTORS -- LIMITED LIQUIDITY MAY RESULT IN DELAYS IN YOUR ABILITY TO SELL SECURITIES OR LOWER RETURNS" in the prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT

          The Depository Trust Company in the United States and Clearstream or Euroclear in Europe.

RISK FACTORS

          You should consider the principal risks of an investment in the notes set forth under the caption "RISK FACTORS" in this prospectus supplement and the attached prospectus.

RATINGS

          It is a condition to the issuance of the notes that the:

          o Class A-1 notes, Class A-2 notes, Class A-3 notes, Class A-4 notes and Class A-5 notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

          o Class B notes be rated in the "AA" rating category or its equivalent by at least one nationally recognized rating agency;

          o Class C notes be rated in the "A" rating category or its equivalent by at least one nationally recognized rating agency; and

          o Class D notes be rated in the "BBB" rating category or its equivalent by at least one nationally recognized rating agency.

          A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future at its discretion.

CUSIP NUMBERS

     o        Class A-1 notes:  00441R AA 5

     o        Class A-2 notes:  00441R AB 3

     o        Class A-3 notes:  00441R AC 1

     o        Class A-4 notes:  00441R AD 9

     o        Class A-5 notes:  00441R AE 7

     o        Class B notes:    00441R AF 4

     o        Class C notes:    00441R AG 2

     o        Class D notes:    00441R AH 0

INVESTOR INFORMATION

          The mailing address of ACE Securities Corp. is 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. You may request copies of the transaction documents relating to the trust by calling (704) 365-0569.

                               Structural Summary

          THIS SUMMARY BRIEFLY DESCRIBES CERTAIN MAJOR STRUCTURAL COMPONENTS OF THE TRUST. TO FULLY UNDERSTAND THE TERMS OF THE TRUST, YOU WILL NEED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS, EACH IN ITS ENTIRETY.

TRANSFER OF RECEIVABLES AND APPLICATION OF PROCEEDS

          ACE Securities Corp., the seller, will purchase from German American Capital Corporation certain retail installment sale contracts secured by new or used recreational vehicles, trailers, motorcycles, boats and other sport recreational vehicles, which constitute the receivables, and thereafter will sell the receivables with an aggregate principal balance of $308,072,046.00 as of the cut-off date to ACE RV and Marine Trust 2001-RV1 on the closing date.

          The following chart represents the application of proceeds from investors and the transfer of the receivables:

                   German American Capital Corporation
                           | /\
               Receivables | |   Proceeds
                           | |
                           | |           Receivables
                          \/ |
                    ACE Securities --------------> ACE RV and
                    Corp.          <-------------  Marine Trust
                          | /\       Notes and     2001-RV1
                          | |       Certificates
                          | |
               Notes      | |    Proceeds
                         \/ |
                    Underwriter
                          | /\
               Notes      | |    Proceeds
                          | |
                          | |
                         \/ |
                    Investors

CUT-OFF DATE

          The cut-off date for the pool of receivables is June 1, 2001.

PROPERTY OF THE TRUST

          The property of the trust will include the following:

          o the receivables and the collections on the receivables on or after the cut-off date;

          o    security interests in the vehicles financed by the receivables;

          o the collection account, the reserve account and note distribution account--including any investment income from eligible investments on deposit in those accounts;

          o rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

          o remedies for breaches of representations and warranties made by the dealers that originated the receivables; and

          o    other rights under documents relating to the receivables.

THE RECEIVABLES

          The receivables are amounts owed by individuals under retail installment sale contracts to purchase primarily new or used recreational vehicles and boats. The receivables were originated directly by an originator or by dealers, underwritten by an originator using its own underwriting criteria and, if originated by a dealer, purchased from the dealers by an originator pursuant to dealer agreements.

          The receivables will have the following characteristics as of the cut-off date:

     o   Aggregate Principal Balance......    $308,072,046.00
     o   Number of Receivables............             16,760
     o   Average Principal Balance........         $18,381.39
     o   Average Original Amount Financed          $21,990.19
     o   Weighted Average Contract Rate                9.661%
     o   Weighted Average Original Term            155 months
     o   Weighted Average Remaining Term           128 months
     o   Percent of Recreational
         Vehicles/Trailer Receivables.....              89.16%
     o        Percent of Marine Receivables              6.61%
     o        Percent of First Security
              Receivables.................             93.32%
     o        Percent of FreedomNation
              Receivables.................              6.68%

          Each of the above weighted averages is calculated based on the unpaid principal balance of each receivable as of the cut-off date.

SERVICER OF THE RECEIVABLES

          Wells Fargo Bank, N.A. will be the servicer of the receivables. The trust will pay the servicer a servicing fee on each payment date equal to the sum of (1) one-twelfth of 1% of the principal balance of the receivables at the beginning of the previous month and (2) a supplemental servicing fee equal to late fees and extension fees in an amount up to $20 per receivable (per occurrence) and payment holiday extension fees in an amount up to $15 per receivable (per occurrence).

PRIORITY OF DISTRIBUTIONS

          From collections on the receivables during the prior calendar month and in the event of a shortfall in meeting the payments described in the following clauses (1) through clause (11), from amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority:

          (1) to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods;

          (2) to the indenture trustee and the owner trustee all accrued and unpaid fees plus reimbursement for all expenses and certain other amounts; provided that amounts payable pursuant to this clause in any calendar year to (a) the indenture trustee shall not exceed $225,000 and (b) the owner trustee shall not exceed $50,000;

          (3)  to Class A noteholders, the accrued Class A note interest;

          (4) to the principal distribution account, the first priority principal distribution amount, which will be the amount, if any, equal to the excess of (a) the principal balances of the Class A notes over (b) the principal balance of the receivables;

          (5)  to the Class B noteholders, the accrued Class B note interest;

          (6) to the principal distribution account, the second priority principal distribution amount, which will be the amount, if any, equal to the excess of (a) the sum of the principal balances of the Class A notes and Class B notes over (b) the principal balance of the receivables, less the amounts previously deposited to the principal distribution account in accordance with clause
               (4) above;

          (7)  to the Class C noteholders, the accrued Class C note interest;

          (8) to the principal distribution account, the third priority principal distribution amount, which will be the amount, if any, equal to the excess of (a) the sum of the principal balances of the Class A notes, Class B notes and Class C notes over (b) the principal balance of the receivables, less the amounts previously deposited to the principal distribution account in accordance with clause (4) and (6) above;

          (9)  to the Class D noteholders, the accrued Class D note interest;

          (10) to the Class E noteholders, the accrued Class E note interest;

          (11) to the principal distribution account, the regular principal distribution amount, which will be the amount, if any, equal to the sum of (a) the decrease in the pool balance during the related collection period plus (b) amounts payable pursuant to this clause (11) on the prior payment date that were not paid on the prior payment date, provided that this amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clauses (4), (6) and (8) above;

          (12) to the principal distribution account, an amount sufficient to cause the outstanding principal balance of the notes (after giving effect to all payments on the payment date) to equal the pool balance as of the end of the related collection period;

          (13) to the reserve account, an amount sufficient to cause the amount on deposit in the reserve account to equal the amount required to be on deposit in the reserve account;

          (14) to the Class E noteholders, an amount sufficient to pay the Class E notes in full; and

          (15) to the certificateholder, any amounts remaining in the collection account.

DISTRIBUTIONS FROM THE PRINCIPAL DISTRIBUTION ACCOUNT

          From deposits made to the principal distribution account, the trust will generally pay principal on the notes in the manner and priority set forth below:

          o Sequentially to the notes commencing with the Class A-1 notes until each class of notes is paid in full if either (1) the payment date is prior to the July 2005 payment date, the crossover date, or (2) a trigger event is in effect.

          o On and after the crossover date so long as a trigger event is not in effect:

               o to the Class A notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class A notes immediately preceding the crossover date (or if a trigger event is in effect on the crossover date, on the first payment date after the crossover date that a trigger event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second collection period preceding the crossover date (or if a trigger event is in effect on the crossover date, the first payment date after the crossover date that a trigger event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding collection period, in the following order of priority:

               o    first to the Class A-1 notes until paid in full;

               o    second to the Class A-2 notes until paid in full;

               o    third to the Class A-3 notes until paid in full;

               o    fourth to the Class A-4 notes until paid in full; and

               o    fifth to the Class A-5 notes until paid in full;

          o to the Class B notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class B notes immediately preceding the crossover date (or if a trigger event is in effect on the crossover date, on the first payment date after the crossover date that a trigger event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second collection period preceding the crossover date (or if a trigger event is in effect on the crossover date, the first payment date after the crossover date that a trigger event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding collection period;

          o to the Class C notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class C notes immediately preceding the crossover date (or if a trigger event is in effect on the crossover date, on the first payment date after the crossover date that a trigger event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second collection period preceding the crossover date (or if a trigger event is in effect on the crossover date, the first payment date after the crossover date that a trigger event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding collection period;

          o to the Class D notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class D notes immediately preceding the crossover date (or if a trigger event is in effect on the crossover date, on the first payment date after the crossover date that a trigger event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second collection period preceding the crossover date (or if a trigger event is in effect on the crossover date, the first payment date after the crossover date that a trigger event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding collection period;

          o to the Class E notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class E notes immediately preceding the crossover date (or if a trigger event is in effect on the crossover date, on the first payment date after the crossover date that a trigger event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second collection period preceding the crossover date (or if a trigger event is in effect on the crossover date, the first payment date after the crossover date that a trigger event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding collection period; and

          o    to the certificateholder, any funds remaining.

          A trigger event will be in effect for a payment date commencing with the crossover date if one of the following conditions occur:

          o the average sixty day delinquency ratio as of the last day of the related collection period exceeds 5.00%; or

          o the cumulative realized losses as of the last day of the related collection period exceeds the following percentages of the original pool balance for the specified payment date:

                 July 2005 through June 2006........3.50%
                 July 2006 through June 2007........4.25%
                 July 2007 and after................5.00%;

          o the amount on deposit in the reserve account immediately following two consecutive payment dates is less than the amount required to be on deposit in the reserve account provided that the trigger event will no longer be in effect if the amount on deposit in the reserve account for three consecutive payment dates thereafter equals the amount required to be on deposit therein; or

          o the aggregate outstanding principal amount of the notes (including the Class E notes) immediately preceding the payment date is greater than the pool balance as of the last day of the second collection period preceding the payment date.

          The average sixty-day delinquency ratio is, in general, the ratio of the average of the aggregate principal balances of assets delinquent 60 days or more for the preceding three collection periods to the average pool balance for this period. Cumulative realized losses are, in general, the aggregate realized losses incurred in respect of defaulted loans since the cut-off date.

          For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- DISTRIBUTIONS -- PRIORITY OF PAYMENTS" in this prospectus supplement.

CHANGE IN PRIORITY OF DISTRIBUTION UPON CERTAIN EVENTS OF DEFAULT

          The order of priority for distributions may change following the occurrence of:

          o a default for five days or more in the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes,

          o a default in the payment of principal on any note when due which has resulted in an acceleration of the notes,

          o an insolvency or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes, or

          o any other event of default which results in the liquidation of the trust.

          If the notes are accelerated following the occurrence of any of the preceding events of default, the trust will make no distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes, no distributions of principal or interest on the Class C notes until payment in full of principal and interest on the Class A notes and the Class B notes, and no distributions of principal or interest on the Class D notes until payment in full of principal and interest on the Class A notes, the Class B notes and the Class C notes. In addition, payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2, Class A-3, Class A-4 and Class A-5 notes.

          Following the occurrence of any other event of default which has resulted in an acceleration of the notes but has not yet resulted in a liquidation of the trust, no change will be made in the priority of payments on the notes on each payment date until a liquidation, if any, of the property of the trust.

          For a more detailed description of the events of default and the rights of investors in such circumstances, you should refer to "Description of the Notes -- The Indenture -- Events of Default" and "Description of the Notes -- The Indenture -- Rights Upon Event of Default" in this prospectus supplement. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to "DESCRIPTION OF THE NOTES -- THE INDENTURE -- PRIORITY OF PAYMENTS MAY CHANGE UPON CERTAIN EVENTS OF DEFAULT" in this prospectus supplement.

CREDIT ENHANCEMENT

          The credit enhancement provides protection for the Class A notes, the Class B notes, the Class C notes and the Class D notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization, by withdrawals from the reserve account, and by allocation of available cash flow to the more senior classes of notes prior to more subordinate classes.

          The credit enhancement for the offered notes will be as follows:

Class A notes           Subordination of the Class B
                        notes, the Class C notes, the
                        Class D notes and the Class E
                        notes, the reserve account and,
                        after the Class E notes begin
                        amortizing,
                        overcollateralization;

Class B notes           Subordination of the Class C
                        notes, the Class D notes and
                        the Class E notes, the reserve
                        account and, after the Class E
                        notes begin amortizing,
                        overcollateralization;

Class C notes           Subordination of the Class D
                        notes and the Class E notes,
                        the reserve account and, after
                        the Class E notes begin
                        amortizing,
                        overcollateralization; and

Class D notes           Subordination of the Class E notes, the reserve
                        account and, after the Class E notes begin amortizing, overcollateralization.

          Initially, the principal balance of the notes will exceed the receivables balance by approximately 2.0% of the receivables balance. The Class E notes will not begin amortizing until the principal balance of the notes equals the receivables balance and the amount required to be on deposit in the reserve account is on deposit therein.

SUBORDINATION OF PRINCIPAL AND INTEREST

          As long as the Class A notes remain outstanding:

          o payments of interest on the Class B notes, the Class C notes and the Class D notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal on the Class A notes; and

          o payments of principal on the Class B notes, the Class C notes and the Class D notes will be subordinated to payments of interest and principal on the Class A notes.

          As long as the Class A notes or Class B notes remain outstanding:

          o payments of interest on the Class C notes and Class D notes will be subordinated to payments of interest on the Class A notes and the Class B notes and, in certain circumstances, payments of principal on the Class A notes and the Class B notes; and

          o payments of principal on the Class C notes and Class D notes will be subordinated to payments of interest and principal on the Class A notes and the Class B notes.

          As long as the Class A notes, Class B notes or Class C notes remain outstanding:

          o payments of interest on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and, in certain circumstances, payments of principal on the Class A notes, the Class B notes and the Class C notes; and

          o payments of principal on the Class D notes will be subordinated to payments of interest and principal on the Class A notes, the Class B notes and the Class C notes.

          For a more detailed discussion of the subordination of the notes and the priority of distributions, including changes after certain events of default, you should refer to "DESCRIPTION OF THE NOTES -- THE INDENTURE" AND "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- DISTRIBUTIONS -- PRIORITY OF PAYMENTS" in this prospectus supplement.

RESERVE ACCOUNT

          On the closing date, the seller will deposit $1,540,360.23 to the reserve account.

          On or before each payment date, if collections on the receivables are insufficient to satisfy the first eleven clauses listed in "Priority of Distributions" above, the servicer will instruct the indenture trustee to withdraw from the reserve account, and deposit in the collection account, to the extent of the funds in the reserve account, the amounts necessary to make distributions of interest, the first priority principal distribution amount, the second priority distribution amount, the third priority distribution amount, the regular principal distribution amount and, on the final scheduled payment date for any class of notes, its outstanding principal balance.

          The balance required to be on deposit in the reserve account will be the lesser of $3,080,720.46 and the outstanding principal balance of the notes.

          On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance in accordance with the priority of payments.

         On each payment date, the trust will deposit in the reserve account, to the extent necessary to cause the amount on deposit in the reserve account to equal the required balance, any collections on the receivables remaining after the first twelve clauses listed in "PRIORITY OF DISTRIBUTIONS" above are satisfied.

          For a more detailed description of the reserve account, you should refer to "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- RESERVE ACCOUNT" in this prospectus supplement.

OVERCOLLATERALIZATION

          Initially, the principal balance of the notes will exceed the receivables balance by approximately 2.0% of the receivables balance. Such undercollateralization amount will be reduced to the extent of distributions pursuant to clause (12) under "PRIORITY OF DISTRIBUTIONS" above. Overcollaterization will be provided for the offered notes to the extent of distributions of excess interest to pay principal on the Class E notes pursuant to clause (14) under "PRIORITY OF DISTRIBUTIONS" above. The overcollateralization created by such payments pursuant to clause (14) will decrease to the extent losses are greater than excess interest with respect to any collection period. The overcollateralization will not be replenished if it ever decreases.

          For a more detailed description of the application of funds, you should refer to "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- DISTRIBUTIONS -- PRIORITY OF PAYMENTS" in this prospectus supplement.

                                  RISK FACTORS

          An investment in the offered notes involves significant risks. Before you decide to invest in the offered notes, we recommend that you carefully consider the following risk factors and the risk factors specified under the heading "Risk Factors" beginning on page 3 of the prospectus.

YOUR YIELD TO MATURITY MAY BE REDUCED   The pre-tax yield to maturity is
BY PREPAYMENTS                          uncertain and will depend on a
                                        number of factors, including the
                                        following:

                                        o    THE RATE OF RETURN OF PRINCIPAL IS
                                             UNCERTAIN. The amount of
                                             distributions of principal on the
                                             notes and the time when you receive
                                             those distributions depends on the
                                             amount and the times at which
                                             borrowers make principal payments
                                             on the receivables. The rate of
                                             prepayments of the receivables may
                                             be influenced by a variety of
                                             economic, social and other factors.
                                             In addition, the seller or the
                                             servicer may be obligated to
                                             repurchase receivables (or to cause
                                             receivables to be repurchased) from
                                             the trust if a representation,
                                             warranty or covenant is breached. A
                                             higher than anticipated rate of
                                             prepayments of the receivables will
                                             reduce the aggregate principal
                                             balance of the notes more quickly
                                             than expected and thereby reduce
                                             anticipated aggregate interest
                                             payments on the notes.

                                        o    YOU MAY BE UNABLE TO REINVEST
                                             DISTRIBUTIONS IN COMPARABLE
                                             INVESTMENTS. You alone will bear
                                             any reinvestment risks resulting
                                             from a faster or slower incidence
                                             of repayment of the notes. Such
                                             reinvestment risks include the risk
                                             that interest rates may be lower at
                                             the time you received payments from
                                             the trust than interest rates would
                                             otherwise have been had such
                                             prepayments not been made or had
                                             such prepayments been made at a
                                             different time.

                                        o    AN EARLY TERMINATION WILL SHORTEN
                                             THE LIFE OF YOUR INVESTMENT, WHICH
                                             MAY REDUCE YOUR YIELD TO MATURITY.
                                             If the receivables are sold upon
                                             exercise of the optional
                                             termination of the servicer, you
                                             will receive the principal amount
                                             of your notes plus accrued interest
                                             through the related interest
                                             period. Because your notes will no
                                             longer be outstanding, you will not
                                             receive the additional interest
                                             payments that you would have
                                             received had the notes remained
                                             outstanding. If you bought your
                                             notes at a premium, your yield to
                                             maturity will be lower than it
                                             would have been if the optional
                                             termination had not been exercised.

                                        You should consider that in the case of
                                        notes purchased at a discount, a slower
                                        than anticipated rate of principal
                                        payments on the receivables could occur
                                        and could result in an actual yield that is less than the anticipated yield.

                                        You should also consider that in the
                                        case of notes purchased at a premium, a
                                        faster than anticipated rate of
                                        principal payments on the receivables
                                        could occur and could result in an
                                        actual yield that is less than the
                                        anticipated yield.

IF YOU OWN CLASS B NOTES, CLASS C       The Class B notes bear greater risk than
NOTES OR CLASS D NOTES, YOU ARE         the Class A notes because payments of
SUBJECT TO GREATER CREDIT RISK          interest and principal on the Class B
BECAUSE THE CLASS B NOTES ARE           notes are subordinated, to the extent
SUBORDINATE TO THE CLASS A NOTES,       described below, to payments of interest
THE CLASS C NOTES ARE SUBORDINATE       and principal on the Class A notes. The
TO THE CLASS A NOTES AND THE CLASS B    Class C notes bear greater credit risk
NOTES AND THE CLASS D NOTES ARE         than the Class A notes and the Class B
SUBORDINATE TO THE CLASS A NOTES,       notes because payments of interest and
THE CLASS B NOTES AND THE CLASS C       principal on the Class C notes are
NOTES                                   subordinated, to the extent described
                                        below, to payments of interest and
                                        principal on the Class A notes and the
                                        Class B notes. The Class D notes bear
                                        greater credit risk than the Class A
                                        notes, the Class B notes and the Class C notes because payments of interest and principal on the Class D notes are subordinated, to the extent described below, to payments of interest and principal on the Class A notes, the Class B notes and the Class C notes.

                                        Interest payments on the Class B notes
                                        on each payment date will be
                                        subordinated to servicing fees due to
                                        the servicer, fees and expenses (subject to the annual caps) payable to the indenture trustee and the owner trustee, interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the receivables balance. Interest payments on the Class C notes on each payment date will be subordinated to the servicing fees due to the servicer, fees and expenses (subject to the annual caps) payable to the indenture trustee and the owner trustee, interest payments on the Class A notes, allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the receivables balance, interest payments on the Class B notes and an allocation of principal payments to the Class A notes and the Class B notes to the extent the sum of the principal balances of the Class A notes and the Class B notes exceeds the receivables balance, after giving effect to the allocation described previously in this sentence. Interest payments on the Class D notes on each payment date will be subordinated to the servicing fees due to the servicer, fees and expenses (subject to the annual caps) payable to the indenture trustee and the owner trustee, interest payments on the Class A notes, allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the receivables balance, interest payments on the Class B notes, an allocation of principal payments to the Class A notes and the Class B notes to the extent the sum of the principal balances of the Class A notes and the Class B notes exceeds the receivables balance, after giving effect to the allocation described previously in this sentence, interest payments on the Class C notes, and an allocation of principal payments to the Class A notes, the Class B notes and the Class C notes to the extent the sum of the principal balances of the Class A notes, the Class B notes and the Class C notes exceeds the receivables balance, after giving effect to the allocation described previously in this sentence.

                                        Principal payments on the Class B notes, the Class C notes and the Class D notes will be fully subordinated to principal payments on the Class A notes prior to the crossover date (and after the crossover date, to the extent a trigger event is in effect). After the crossover date and so long as a trigger event is not in effect, principal payments on the Class B notes, the Class C notes and the Class D notes will be subordinated because of the priority of distribution of principal payments. Principal payments on the Class C notes and the Class D notes will be fully subordinated to principal payments on the Class A and Class B notes prior to the crossover date (and after the crossover date, to the extent a trigger event is in effect). After the crossover date and so long as a trigger event is not in effect, principal payments on the Class C notes and the Class D notes will be subordinated because of the priority of distribution of principal payments. Principal payments on the Class D notes will be fully subordinated to principal payments on the Class A notes, the Class B notes and the Class C notes prior to the crossover date (and after the crossover date, to the extent a trigger event is in effect). After the crossover date and so long as a trigger event is not in effect, principal payments on the Class D notes will be subordinated because of the priority of distribution of principal payments. The Seller expects that the crossover date will occur after the Class A-3 notes are paid in full.

                                        For a more detailed description of such
                                        principal payment circumstances, see
                                        "DESCRIPTION OF THE SALE AND SERVICING
                                        AGREEMENT -- DISTRIBUTIONS -- PRIORITY
                                        OF PAYMENTS" in this prospectus
                                        supplement. The payment sequence
                                        changes, however, following an
                                        acceleration of the notes upon some
                                        events of default under the indenture.
                                        See "Description of the Notes -- The
                                        Indenture -- Priority of Payments May
                                        Change Upon Certain Events of Default"
                                        in this prospectus supplement.

PAYMENT PRIORITIES AND SUBORDINATION    Based on the priorities described in
FEATURES INCREASE RISK OF LOSS OR       this prospectus supplement under
DELAY IN PAYMENT TO SOME                "DESCRIPTION OF THE NOTES -- PAYMENTS OF
CLASSES OF NOTES                        PRINCIPAL," classes of notes that
                                        receive payments, particularly principal payments, prior to other classes will be repaid more rapidly than the other classes, and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date. In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under "-- THE OCCURRENCE OF AN EVENT OF
                                        DEFAULT UNDER THE INDENTURE MAY DELAY
                                        PAYMENTS ON THE CLASS B NOTES, THE CLASS
                                        C NOTES AND THE CLASS D NOTES," the
                                        subordination of certain classes of
                                        notes will increase, resulting in an
                                        even more pronounced effect on payments.

                                        As a result, the yields of the later
                                        maturing classes of Class A notes will
                                        be sensitive, and the yields of the
                                        Class B notes, the Class C notes and the Class D notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

YOUR NOTES MAY NOT BE REPAID ON         It is expected that final payment of
THEIR FINAL SCHEDULED PAYMENT DATE      each class of notes will occur on or
                                        prior to the respective final scheduled
                                        payment dates. Failure to make final
                                        payment of any class of notes on or
                                        prior to the respective final scheduled
                                        payment dates would constitute an event
                                        of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled payment date. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled payment date for that class.
                                        See "DESCRIPTION OF THE NOTES -- THE
                                        INDENTURE -- RIGHTS UPON EVENT OF
                                        DEFAULT" in this prospectus supplement.

YOU MAY SUFFER LOSSES BECAUSE YOU       Because the trust has pledged the
MAY HAVE LIMITED CONTROL OVER ACTIONS   property of the trust to the indenture
OF THE TRUST AND CONFLICTS BETWEEN      trustee to secure payment on the notes,
CLASSES OF NOTES MAY OCCUR              the indenture trustee may, and at the
                                        direction of the required percentage of
                                        the controlling class will, take one or
                                        more of the other actions specified in
                                        the indenture relating to the property
                                        of the trust, including a sale of the
                                        receivables. The controlling class will
                                        be the Class A notes for so long as any
                                        Class A notes are outstanding, the Class
                                        B notes after the Class A notes have
                                        been paid in full, the Class C notes
                                        after the Class B notes have been paid
                                        in full and the Class D notes after the
                                        Class C notes have been paid in full. In addition, the holders of a majority of the Class A notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect such waiver or termination would have on the holders of the Class B notes, the Class C notes or the Class D notes. The holders of the Class B notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full.
                                        The holders of the Class C notes will
                                        not have the ability to waive any such
                                        events or to remove the servicer until
                                        the Class B notes have been paid in
                                        full. The holders of the Class D notes
                                        will not have the ability to waive any
                                        such events or to remove the servicer
                                        until the Class C notes have been paid
                                        in full. See "CERTAIN MATTERS REGARDING
                                        THE SERVICER--SERVICER DEFAULTS" IN THE
                                        PROSPECTUS AND "DESCRIPTION OF THE SALE
                                        AND SERVICING AGREEMENT -- RIGHTS UPON
                                        AN EVENT OF SERVICING TERMINATION" AND
                                        "-- WAIVER OF PAST EVENTS OF SERVICING
                                        TERMINATION" in this prospectus
                                        supplement.

THE FAILURE TO PAY INTEREST ON THE      The indenture provides that failure to
SUBORDINATED CLASSES OF NOTES IS        pay interest when due on any outstanding
NOT AN EVENT OF DEFAULT                 subordinated class or classes of notes
                                        -- for example, for so long as any of
                                        the Class A notes are outstanding, the
                                        Class B notes, the Class C notes, the
                                        Class D notes or the Class E notes --
                                        will not be an event of default under
                                        the indenture. Under these
                                        circumstances, the holders of any
                                        outstanding subordinated notes will not
                                        have any right to declare an event of
                                        default, to cause the maturity of the
                                        notes to be accelerated or to direct or
                                        consent to any action under the
                                        indenture.

PREPAYMENTS AND POTENTIAL LOSSES MAY    An event of default under the indenture
RESULT FROM AN EVENT OF DEFAULT         may result in payments on the notes
UNDER THE INDENTURE                     being accelerated. As a result:


                                             o    you may suffer losses on your
                                                  notes if the assets of the
                                                  trust are insufficient to pay
                                                  the amounts owed on the notes;

                                             o    payments on your notes may be
                                                  delayed until more senior
                                                  classes of notes are repaid;
                                                  and

                                             o    your notes may be repaid
                                                  earlier than scheduled, which
                                                  may require you to reinvest
                                                  your principal at a lower rate
                                                  of return.

THE OCCURRENCE OF AN EVENT OF           The trust will not make any
DEFAULT UNDER THE INDENTURE MAY         distributions of principal or interest
DELAY PAYMENTS ON THE CLASS B NOTES,    on a subordinate class of notes until
THE CLASS C NOTES AND THE               payment in full of principal and
CLASS D NOTES                           interest on the senior classes of notes
                                        following:

                                             o    an event of default under the
                                                  indenture relating to the
                                                  payment of principal on any
                                                  note or the payment of
                                                  interest on the controlling
                                                  class of notes which has
                                                  resulted in acceleration of
                                                  the notes;

                                             o    an event of default under the
                                                  indenture relating to an
                                                  insolvency event or a
                                                  bankruptcy with respect to the
                                                  trust which has resulted in an
                                                  acceleration of the notes; or

                                             o    a liquidation of the trust
                                                  assets following any event of
                                                  default under the indenture.

                                        This may result in a delay or default in making payments on the Class B notes, the Class C notes or the Class D notes.

SUBORDINATED NOTEHOLDERS MAY            If an event of default occurs under the
NOT BE ABLE TO DIRECT THE INDENTURE     indenture, only the holders of the
TRUSTEE UPON AN EVENT OF                controlling class of notes may waive
DEFAULT UNDER THE INDENTURE             such event of default, accelerate the
                                        maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinated class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes has been repaid in full.

THE INDENTURE TRUSTEE MAY SELL          If the final scheduled payment dates of
THE RECEIVABLES IN AN EVENT OF DEFAULT  the notes are accelerated following an event of default under the indenture,
                                        the indenture trustee may, under some
                                        circumstances, sell the receivables and
                                        prepay the notes. Upon a sale of the
                                        receivables following an event of
                                        default:

                                             o    no amounts will be distributed
                                                  to the Class B noteholders
                                                  until all interest and
                                                  principal due on the Class A
                                                  notes have been paid in full;

                                             o    no amounts will be distributed
                                                  to the Class C noteholders
                                                  until all interest and
                                                  principal due on the Class A
                                                  notes and Class B notes have
                                                  been paid in full; and

                                             o    no amounts will be distributed
                                                  to the Class D noteholders
                                                  until all interest and
                                                  principal due on the Class A
                                                  notes, Class B notes and Class
                                                  C notes have been paid in
                                                  full.

                                        So long as the Class A notes are the
                                        controlling class, the holders of the
                                        Class B notes, Class C notes and Class D notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

                                        So long as the Class B notes are the
                                        controlling class, the holders of the
                                        Class C notes and Class D notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances. So long as the Class C notes are the controlling class, the holders of the Class D notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

                                        See "DESCRIPTION OF THE NOTES -- THE
                                        INDENTURE -- RIGHTS UPON EVENT OF
                                        DEFAULT" in this prospectus supplement.

THE CONCENTRATION OF THE RECEIVABLES    Economic conditions in the states where
IN SPECIFIC GEOGRAPHIC AREAS MAY        obligors reside may affect the
INCREASE YOUR RISK OF LOSS              delinquency, loan loss and repossession
                                        experience of the issuer with respect to the receivables.

                                        As of the cut-off date, the billing
                                        address of the obligors were recorded as being in the following states:

                                           PERCENTAGE OF INITIAL POOL BALANCE


                                        Utah..................    27.27%

                                        Idaho.................    19.63%

                                        Washington............    18.56%

                                        Oregon................     8.53%

                                        No other state, based on the billing
                                        address of the obligors, constituted
                                        more than 4.49% of the balance of the
                                        receivables as of the cut-off date.

                                        Economic conditions in any state or
                                        region may decline over time and from
                                        time to time. Because of the
                                        concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if this concentration did not exist.

TRANSFER OF SERVICING                   While Wells Fargo Bank, N.A. will be the
                                        servicer of the receivables, the
                                        FreedomNation receivables will initially be subserviced by Loan Servicing
                                        Enterprise. The seller expects that in
                                        the near future, Wells Fargo Bank, N.A.
                                        will directly service these receivables.
                                        Since interruptions in servicing often
                                        occur in connection with servicing
                                        transfers, there may be a temporary
                                        increase in delinquencies and defaults
                                        immediately following the servicing
                                        transfer of the FreedomNation
                                        receivables.

THE NOTES ARE NOT SUITABLE              The notes may not be a suitable
INVESTMENTS FOR ALL INVESTORS           investment if you require a regular or
                                        predictable schedule of payments or
                                        payment on any specific date. The notes
                                        are complex investments that should be
                                        considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk of an investment, the tax consequences of an investment, and the interaction of these factors.

                                CAPITALIZED TERMS

          The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary of Terms starting on page S-64 of this prospectus supplement.

                                    THE TRUST

LIMITED PURPOSE AND ASSETS

          ACE RV and Marine Trust 2001-RV1, is a business trust formed under the laws of the State of Delaware by a trust agreement between ACE Securities Corp., as depositor, and U.S. Bank Trust National Association, as owner trustee. The trust will not engage in any activity other than:

          o acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

          o    issuing the notes and certificates;

          o    making payments on the notes and certificates; and

          o engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

          If the protection provided (a) to the holders of record of the Class A notes by the subordination of the Class B notes, Class C notes, Class D notes and Class E notes, (b) to the holders of record of the Class B notes by the subordination of the Class C notes, Class D notes and Class E notes, (c) to the holders of record of the Class C notes by the subordination of the Class D notes and Class E notes, (d) to the holders of record of the Class D notes by the subordination of the Class E notes and (e) to the noteholders by amounts on deposit in the reserve account, the trust would have to look principally to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders.

          See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- DISTRIBUTIONS" AND "-- RESERVE ACCOUNT" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the prospectus.

          The trust's principal offices are in Delaware, in care of the owner trustee, at the address specified below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

          The following table illustrates the capitalization of the issuer as of the cut-off date, as if the issuance and sale of the notes and certificates had taken place on such date:

         Class A-1 notes.......................             $122,000,000
         Class A-2 notes.......................               40,000,000
         Class A-3 notes.......................               52,000,000
         Class A-4 notes.......................               20,000,000
         Class A-5 notes.......................               44,805,000
         Class B notes.........................               20,025,000
         Class C notes.........................                7,702,000
         Class D notes.........................                4,621,000
         Class E notes.........................                3,081,000
         Certificates..........................                        0
                                                          ---------------
               Total...........................             $314,234,000


THE OWNER TRUSTEE

          U.S. Bank Trust National Association is the owner trustee under the trust agreement. U.S. Bank Trust National Association is a national banking association and its principal offices are located at 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                               THE TRUST PROPERTY

          The notes will be collateralized by the trust property. The "trust property" will include the receivables, which were originated directly or through dealers, if originated by a dealer, purchased by an originator pursuant to dealer agreements with those dealers and then sold by the applicable originator directly or indirectly to the transferor. On the closing date, the seller will buy the receivables from the transferor and the seller will sell the receivables to the trust. The servicer will service the receivables. The trust property also includes:

          o all monies received under the receivables on or after the cut-off date;

          o security interests in the financed vehicles and any other property securing the receivables;

          o the rights to receive proceeds from claims under insurance policies relating to the related obligors and financed vehicles or from claims under any lender's single interest insurance policy naming any originator as the insured;

          o such amounts as from time to time may be held in the Collection Account, the Reserve Account and the note distribution account -- including investment earnings -- established and maintained by the servicer pursuant to the sale and servicing agreement;

          o the rights of the trust under the sale and servicing agreement and the other transaction documents;

          o all right, title and interest of the originators, with respect to the receivables under the related dealer agreements; and

          o    all proceeds of any and all of the foregoing.

                              THE RECEIVABLES POOL

POOL COMPOSITION

          The receivables were selected from the transferor's portfolio by several criteria, including, as of the cut-off date, the following:

          o    each receivable was originated in the United States of America;

          o each receivable is a simple interest receivable, as described in the prospectus;

          o each receivable provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment;

          o each receivable has an outstanding principal balance of not less than $63.17 and no more than $454,103.83;

          o each receivable has a contract rate of no less than 6.500% and no more than 20.000%;

          o each receivable has an original term to maturity of not more than 243 months and not less than 17 months and each receivable has a remaining term to maturity of not more than 231 months and not less than 1 month and the remaining term is not greater than the original term;

          o no obligor on any receivable was noted in the records of the transferor as being the subject of any pending bankruptcy or insolvency proceeding;

          o no receivable, as of the cut-off date, is secured by a vehicle that has been repossessed without reinstatement; and

          o no receivable is more than 59 days contractually past due as of the cut-off date.

          An account is past due if less than 90% of the payment due on a due date is not received by that due date.

          No selection procedures believed by the seller to be materially adverse to the noteholders were used in selecting the receivables.

          The composition, distribution by vehicle type, distribution by remaining term, distribution by contract rate, geographic distribution, distribution by principal balance, distribution by new or used vehicles and distribution by FICO score, in each case, of the receivables as of the cut-off date, are set forth in the tables below. The percentages in the following tables may not add to 100.00% due to rounding.

              COMPOSITION OF THE RECEIVABLES AS OF THE CUT-OFF DATE


Aggregate Principal Balance..........................  $308,072,046.00
Number of Receivables................................           16,760
Average Principal Balance............................       $18,381.39
Average Original Principal Balance...................       $21,990.19
Weighted Average FICO Score..........................              703
FICO Score (Range)...................................       433 to 822
Weighted Average Contract Rate.......................           9.661%
Contract Rate (Range)................................6.500% to 20.000%
Weighted Average Original Term.......................       155 months
Original Term (Range)................................ 17 to 243 months
Weighted Average Remaining Term......................       128 months
Remaining Term (Range)...............................  1 to 231 months
Percent of Recreational Vehicle/Trailer Receivables..           89.16%
Percent of Marine Receivables........................            6.61%
Percent of First Security Receivables................           93.32%
Percent of FreedomNation Receivables.................            6.68%

          o All weighted averages calculated based on unpaid principal balance of each receivable as of the cut-off date and with respect to FICO Score, those receivables that have FICO Scores.

     DISTRIBUTION BY VEHICLE TYPE OF THE RECEIVABLES AS OF THE CUT-OFF DATE


                                                           Percentage of                        Percentage of
 Vehicle Type                               Number of       Number of        Aggregate         Initial Pool
 ------------                              Receivables    Receivables      Principal Balance     Balance

Recreational Vehicles/Trailers.........     14,001           83.54%        $274,689,177.56        89.16%
Motorcycles............................      1,223            7.30           10,451,888.81         3.39
Boats..................................      1,084            6.47           20,352,350.76         6.61
Sport Recreational Vehicles............        452            2.70           2,578,628. 87         0.84
                                          ---------       ----------      -----------------     --------
      Total............................     16,760          100.00%        $308,072,046.00       100.00%
                                          =========       ==========      =================     =========

    DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                             Percentage of          Aggregate         Percentage of
                                           Number of           Number of            Principal         Initial Pool
Remaining Term Range                      Receivables         Receivables            Balance             Balance

1 to 12 months................................   470                 2.80%           $ 781,318.34           0.25%
13 to 24 months...............................   871                 5.20            2,943,964.83           0.96
25 to 36 months............................... 1,400                 8.35            7,363,974.10           2.39
37 to 48 months............................... 1,373                 8.19            9,912,533.30           3.22
49 to 60 months...............................   899                 5.36            8,875,779.82           2.88
61 to 72 months............................... 1,035                 6.18           11,105,581.41           3.60
73 to 84 months............................... 1,022                 6.10           12,131,288.13           3.94
85 to 96 months............................... 1,689                10.08           23,222,225.20           7.54
97 to 108 months.............................. 1,745                10.41           25,648,394.17           8.33
109 to 120 months............................. 1,191                 7.11           20,915,517.86           6.79
121 to 132 months............................. 1,336                 7.97           27,215,108.45           8.83
133 to 144 months.............................   628                 3.75           19,766,207.06           6.42
145 to 156 months............................. 1,184                 7.06           47,302,326.99          15.35
157 to 168 months............................. 1,530                 9.13           66,253,532.21          21.51
169 to 180 months.............................   251                 1.50           11,564,196.60           3.75
181 to 192 months.............................     3                 0.02              272,201.58           0.09
193 to 204 months.............................     1                 0.01               59,661.53           0.02
205 to 216 months.............................    10                 0.06              814,986.60           0.26
217 to 228 months.............................    66                 0.39            5,940,757.88           1.93
229 to 240 months.............................    56                 0.33            5,982,489.94           1.94
                                             ---------        ------------      ------------------     ----------
         Total...........................     16,760               100.00%        $308,072,046.00         100.00%
                                             =========        ============      ==================     ==========



     DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                             Percentage of           Aggregate        Percentage of
                                           Number of           Number of             Principal         Initial Pool
Contract Rate Range                       Receivables         Receivables             Balance            Balance

6.001% to 7.000%.............................     30                 0.18%        $     474,825.43          0.15%
7.001% to 8.000%.............................    428                 2.55           10,377,520.90           3.37
8.001% to 9.000%.............................  3,365                20.08           81,713,880.68          26.52
9.001% to 10.000%............................  9,134                54.50          173,479,795.11          56.31
10.001% to 11.000%...........................  1,395                 8.32           20,793,390.36           6.75
11.001% to 12.000%...........................    791                 4.72            9,944,509.55           3.23
12.001% to 13.000%...........................    630                 3.76            5,213,536.10           1.69
13.001% to 14.000%...........................    320                 1.91            2,347,101.80           0.76
14.001% to 15.000%...........................    224                 1.34            1,376,322.36           0.45
15.001% to 16.000%...........................    204                 1.22            1,187,112.85           0.39
16.001% to 17.000%...........................    110                 0.66              544,690.14           0.18
17.001% to 18.000%...........................     82                 0.49              402,292.82           0.13
18.001% to 19.000%...........................     41                 0.24              189,139.18           0.06
19.001% to 20.000%...........................      6                 0.04               27,928.72           0.01
                                              -------         -----------         ----------------       ---------
         Total...........................      16,760              100.00%        $308,072,046.00          100.00%
                                              =======         ===========         ===============        =========

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                            Percentage of                                Percentage of
                                         Number of            Number of             Aggregate             Initial Pool
State                                    Receivables         Receivables        Principal Balance           Balance

  Utah..............................         5,061                30.20%       $   84,007,118.48            27.27%
  Idaho.............................         3,937                23.49            60,475,981.67            19.63
  Washington........................         2,393                14.28            57,193,418.34            18.56
  Oregon............................         1,210                 7.22            26,276,755.64             8.53
  Nevada............................           641                 3.82            13,826,388.07             4.49
  California........................           502                 3.00            12,842,074.51             4.17
  New Mexico........................           506                 3.02             9,151,356.63             2.97
  Wyoming...........................           459                 2.74             7,524,041.18             2.44
  Arizona...........................           323                 1.93             7,061,438.53             2.29
  Montana...........................           327                 1.95             6,344,475.76             2.06
  Texas.............................           260                 1.55             5,003,886.27             1.62
  Colorado..........................           153                 0.91             2,718,139.66             0.88
  Minnesota.........................           160                 0.95             2,340,912.81             0.76
  Florida...........................            97                 0.58             1,891,219.83             0.61
  Alaska............................            51                 0.30             1,373,919.64             0.45
  Oklahoma..........................            40                 0.24             1,217,160.78             0.40
  Georgia...........................            79                 0.47             1,012,382.97             0.33
  Illinois..........................            70                 0.42               829,990.40             0.27
  Missouri..........................            65                 0.39               786,355.78             0.26
  Michigan..........................            43                 0.26               657,595.98             0.21
  Virginia..........................            48                 0.29               525,789.62             0.17
  New Jersey........................            31                 0.18               476,582.70             0.15
  South Dakota......................            15                 0.09               398,406.31             0.13
  Ohio..............................            15                 0.09               368,003.23             0.12
  Wisconsin.........................            29                 0.17               355,830.94             0.12
  New York..........................            30                 0.18               354,766.65             0.12
  Tennessee.........................            27                 0.16               324,141.98             0.11
  Kansas............................            17                 0.10               259,105.32             0.08
  North Carolina....................            24                 0.14               254,182.48             0.08
  Iowa..............................             9                 0.05               226,166.67             0.07
  South Carolina....................            16                 0.10               223,936.17             0.07
  Nebraska..........................            11                 0.07               217,880.57             0.07
  Connecticut.......................            17                 0.10               214,423.14             0.07
  Mississippi.......................             6                 0.04               206,544.57             0.07
  Massachusetts.....................            18                 0.11               194,524.63             0.06
  North Dakota......................            12                 0.07               166,684.00             0.05
  Alabama...........................             9                 0.05               163,975.73             0.05
  Arkansas..........................             8                 0.05               128,483.90             0.04
  West Virginia.....................            10                 0.06               124,732.09             0.04
  Louisiana.........................             9                 0.05               111,080.91             0.04
  Kentucky..........................             6                 0.04                91,793.23             0.03
  Hawaii............................             4                 0.02                34,404.01             0.01
  Other.............................             3                 0.02                31,803.91             0.01
  Indiana...........................             3                 0.02                22,900.01             0.01
  Rhode Island......................             2                 0.01                19,610.75             0.01
  Vermont...........................             1                 0.01                15,612.11             0.01
  District of Columbia..............             2                 0.01                14,692.09             0.00
  Maine.............................             1                 0.01                11,375.35             0.00
                                           ----------       -------------       ------------------     ------------
         Total.........................      16,760              100.00%         $308,072,046.00           100.00%
                                           ============     =============       ==================     ============


          o Numbers by state are based on the billing address of the obligors as of the cut-off date.

   DISTRIBUTION BY PRINCIPAL BALANCE OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                                                       Percentage of                        Percentage of
Remaining Principal                                  Number of           Number of          Aggregate        Initial Pool
Balance Range                                       Receivables         Receivables     Principal Balance      Balance

$0.01 to $10,000.00...............................        6,081             36.28%      $  34,597,093.90         11.23%
$10,000.01 to $20,000.00..........................        6,011             35.87          84,557,561.07         27.45
$20,000.01 to $30,000.00..........................        1,871             11.16          45,450,932.70         14.75
$30,000.01 to $40,000.00..........................        1,083              6.46          37,532,361.76         12.18
$40,000.01 to $50,000.00..........................          710              4.24          31,701,282.61         10.29
$50,000.01 to $60,000.00..........................          384              2.29          20,909,571.63          6.79
$60,000.01 to $70,000.00..........................          225              1.34          14,593,338.76          4.74
$70,000.01 to $80,000.00..........................          141              0.84          10,471,126.23          3.40
$80,000.01 to $90,000.00..........................           72              0.43           6,074,661.00          1.97
$90,000.01 to $100,000.00.........................           41              0.24           3,872,990.99          1.26
$100,000.01 to $150,000.00........................          120              0.72          14,046,323.28          4.56
$150,000.01 to $200,000.00........................           15              0.09           2,547,645.23          0.83
$200,000.01 to $250,000.00........................            3              0.02             626,781.86          0.20
$250,000.01 to $300,000.00........................            1              0.01             256,400.72          0.08
$350,000.01 to $400,000.00........................            1              0.01             379,870.43          0.12
$450,000.01 to $500,000.00........................            1              0.01             454,103.83          0.15
                                                    ------------       ------------    ------------------    -----------
         Total....................................       16,760           100.00%        $308,072,046.00        100.00%
                                                    ============       ============    ==================    ===========



           DISTRIBUTION BY NEW OR USED VEHICLES AS OF THE CUT-OFF DATE

                                                                      Percentage of        Aggregate        Percentage of
                                                     Number of          Number of          Principal        Initial Pool
 New or Used                                        Receivables        Receivables          Balance            Balance

New...............................................     12,085              72.11%      $ 223,286,540.24        72.48%
Used..............................................      4,675              27.89          84,785,505.76        27.52
                                                     ---------       ------------     ------------------     ----------
          Total...................................     16,760             100.00%      $ 308,072,046.00       100.00%
                                                     ==========      =============    ===================    ==========



               Distribution by FICO Scores as of the Cut-Off Date

                                                                   Percentage of                         Percentage of
                                                  Number of          Number of          Aggregate        Initial Pool
 FICO Score                                      Receivables        Receivables     Principal Balance       Balance

Not available..................................         64                0.38%     $  2,546,096.41           0.83%
426 to 450...................................            5                0.03            28,877.75           0.01
451 to 475.....................................         18                0.11           198,639.35           0.06
476 to 500.....................................         82                0.49         1,162,480.47           0.38
501 to 525.....................................        187                1.12         2,736,816.70           0.89
526 to 550.....................................        326                1.95         4,017,345.24           1.30
551 to 575.....................................        521                3.11         6,545,807.48           2.12
576 to 600.....................................        724                4.32        10,431,722.80           3.39
601 to 625.....................................      1,066                6.36        17,576,115.59           5.71
626 to 650.....................................      1,598                9.53        24,056,130.18           7.81
651 to 675.....................................      1,820               10.86        31,761,438.39          10.31
676 to 700.....................................      1,894               11.30        34,226,425.77          11.11
701 to 725.....................................      1,951               11.64        40,087,956.96          13.01
726 to 750.....................................      2,170               12.95        41,640,017.55          13.52
751 to 775.....................................      2,312               13.79        46,056,618.48          14.95
776 to 800.....................................      1,773               10.58        37,926,797.23          12.31
801 to 825.....................................        249                1.49         7,072,759.65           2.30
                                                 -----------         -----------   ----------------     -----------
          Total................................     16,760              100.00%    $ 308,072,046.00         100.00%
                                                 ===========         ===========   ================     ===========

          o    The Fair Issac & Company (known as FICO) scores for the
               FreedomNation Receivables are as of the date of origination of the related receivable and in most cases, the FICO scores for the First Security Receivables are as of February 2001.

WEIGHTED AVERAGE LIFE OF THE NOTES

          Prepayments on recreational vehicle and marine receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes that the outstanding principal balance of a pool of loans prepays at a specified constant annual rate ("CPR"). In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume the series of CPR percentages assumed herein or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. CPR does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables to be transferred to the trust.

          As the rate of payment of principal of the notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of a class of notes could occur significantly earlier than the Final Scheduled Payment Date for such class of notes. Reinvestment risk associated with early payment of the notes will be borne exclusively by you.

          The table captioned "Percentage of Initial Note Principal Balance at Various CPR Percentages" has been prepared on the basis of the characteristics of the receivables. The CPR Table assumes that:

          o the receivables prepay in full at the specified constant CPR percentage monthly, with no defaults, losses or repurchases,

          o each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days,

          o payments on the notes are made on each Payment Date, and each such date is assumed to be the 20th day of each applicable month,

          o    the servicer exercises its option to purchase the receivables,

          o    the cut-off date is June 1, 2001,

          o    the closing date is July 10, 2001, and

          o    the servicing fee is 1.00%.

          The CPR Table sets forth the percent of the initial principal amount of each class of notes and the corresponding weighted average lives thereof at various constant CPR percentages.

          The CPR Table also assumes that the receivables have been aggregated into ten hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the ten pools, which is based on its aggregate principal balance and original term to maturity and remaining term to maturity as of the cut-off date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

                         HYPOTHETICAL RECEIVABLES POOLS

                                                                                                          Remaining
                                                                                                           Term to
                                                            Aggregate         Contract      Seasoning      Maturity
Pool                                                    Principal Balance       Rate       (in months)   (in months)
----                                                    -----------------       ----       -----------   -----------

1................................................           $ 9,810,912.84       10.202%       41              27
2................................................           $25,365,255.28        9.949%       40              56
3................................................           $59,774,121.59        9.597%       32              94
4................................................           $64,561,231.42        9.564%       31             127
5................................................          $127,984,940.20        9.322%       22             163
6................................................           $ 1,278,344.43       14.738%       30              30
7................................................           $ 4,528,639.25       13.641%       20              56
8................................................           $ 1,227,785.91       12.566%       13              87
9................................................           $ 3,335,601.95       11.628%       11             126
10...............................................           $10,205,213.13       10.283%       11             195


          The actual characteristics and performance of the receivables that are to be transferred to the trust will differ from the assumptions used in constructing the CPR Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of CPR until maturity or that all of the receivables will prepay at the same level of CPR. Moreover, the diverse terms of receivables within each of the ten hypothetical pools could produce slower or faster principal distributions than indicated in the CPR Table at the various constant percentages of CPR specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables to be transferred to the trust, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.


      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                            Class A-1 Notes                                  Class A-2 Notes
Payment Date                  5%    10%    15%    18%    20%    25%    30%    5%     10%    15%    18%    20%     25%    30%
------------                  --    ---    ---    ---    ---    ---    ---    --     ---    ---    ---    ---     ---    ---

Closing Date..................100    100    100    100    100    100    100    100    100    100    100     100    100    100
December 2001................. 79     73     66     63     60     53     46    100    100    100    100     100    100    100
June 2002..................... 63     52     40     33     28     17      5    100    100    100    100     100    100    100
December 2002................. 48     32     16      7      1      0      0    100    100    100    100     100     59     16
June 2003..................... 32     13      0      0      0      0      0    100    100     83     51      30      0      0
December 2003................. 18      0      0      0      0      0      0    100     87     25      0       0      0      0
June 2004.....................  5      0      0      0      0      0      0    100     41      0      0       0      0      0
December 2004.................  0      0      0      0      0      0      0     76      0      0      0       0      0      0
June 2005.....................  0      0      0      0      0      0      0     36      0      0      0       0      0      0
December 2005.................  0      0      0      0      0      0      0      6      0      0      0       0      0      0
June 2006.....................  0      0      0      0      0      0      0      0      0      0      0       0      0      0
Weighted Average Life        1.45
(years).......................      1.07   0.83   0.73   0.67   0.56   0.47   3.84   2.89   2.27   2.00    1.85   1.54   1.31


          The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Payment Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

          The CPR Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

      Percent of Initial Note Principal Balance at Various CPR Percentages

                                            Class A-3 Notes                                  Class A-4 Notes
Payment Date                  5%    10%    15%    18%    20%    25%    30%    5%     10%    15%    18%    20%     25%    30%
------------                  --    ---    ---    ---    ---    ---    ---    --     ---    ---    ---    ---     ---    ---

Closing Date..................100    100    100    100    100    100    100    100    100    100    100     100    100    100
December 2001.................100    100    100    100    100    100    100    100    100    100    100     100    100    100
June 2002.....................100    100    100    100    100    100    100    100    100    100    100     100    100    100
December 2002.................100    100    100    100    100    100    100    100    100    100    100     100    100    100
June 2003.....................100    100    100    100    100     85     49    100    100    100    100     100    100    100
December 2003.................100    100    100     93     75     35      0    100    100    100    100     100    100     98
June 2004.....................100    100     80     53     35      0      0    100    100    100    100     100     87      0
December 2004.................100     98     45     17      0      0      0    100    100    100    100      99      0      0
June 2005.....................100     66     13      0      0      0      0    100    100    100     62      18      0      0
December 2005.................100     43      0      0      0      0      0    100    100     82     17       0      0      0
June 2006..................... 84     24      0      0      0      0      0    100    100     40      0       0      0      0
December 2006................. 66      8      0      0      0      0      0    100    100      4      0       0      0      0
June 2007..................... 48      0      0      0      0      0      0    100     79      0      0       0      0      0
December 2007................. 30      0      0      0      0      0      0    100     40      0      0       0      0      0
June 2008..................... 12      0      0      0      0      0      0    100      3      0      0       0      0      0
December 2008.................  0      0      0      0      0      0      0     85      0      0      0       0      0      0
June 2009.....................  0      0      0      0      0      0      0     45      0      0      0       0      0      0
December 2009.................  0      0      0      0      0      0      0     14      0      0      0       0      0      0
June 2010.....................  0      0      0      0      0      0      0      0      0      0      0       0      0      0
Weighted Average Life        5.93
(years).......................      4.42   3.44   3.04   2.81   2.35   1.99   7.95   6.36   4.88   4.15    3.79   3.19   2.71

          The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Payment Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

          The CPR Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.


      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                             Class A-5 Notes                                   Class B Notes
Payment Date                  5%     10%    15%    18%    20%    25%    30%    5%     10%    15%    18%    20%    25%    30%
------------                  --     ---    ---    ---    ---    ---    ---    --     ---    ---    ---    ---    ---    ---

Closing Date.................. 100    100    100    100    100    100    100    100    100    100    100    100    100    100
December 2001................. 100    100    100    100    100    100    100    100    100    100    100    100    100    100
June 2002..................... 100    100    100    100    100    100    100    100    100    100    100    100    100    100
December 2002................. 100    100    100    100    100    100    100    100    100    100    100    100    100    100
June 2003..................... 100    100    100    100    100    100    100    100    100    100    100    100    100    100
December 2003................. 100    100    100    100    100    100    100    100    100    100    100    100    100    100
June 2004..................... 100    100    100    100    100    100     98    100    100    100    100    100    100    100
December 2004................. 100    100    100    100    100     99     61    100    100    100    100    100    100    100
June 2005..................... 100    100    100    100    100     66     31    100    100    100    100    100    100    100
December 2005................. 100    100    100    100     90     53     24     91     88     86     84     83     81     78
June 2006..................... 100    100    100     91     75     43      0     83     78     74     71     70     65      0
December 2006................. 100    100    100     77     63     35      0     75     70     64     60     58     53      0
June 2007..................... 100    100     87     65     52      0      0     68     61     55     51     48      0      0
December 2007................. 100    100     74     54     43      0      0     61     53     46     42     40      0      0
June 2008..................... 100    100     62     44      0      0      0     54     46     39     35      0      0      0
December 2008................. 100     86     51      0      0      0      0     47     39     32      0      0      0      0
June 2009..................... 100     73      0      0      0      0      0     41     33      0      0      0      0      0
December 2009................. 100     63      0      0      0      0      0     36     28      0      0      0      0      0
June 2010.....................  92     53      0      0      0      0      0     32     24      0      0      0      0      0
December 2010.................  79      0      0      0      0      0      0     27      0      0      0      0      0      0
June 2011.....................  66      0      0      0      0      0      0     22      0      0      0      0      0      0
December 2011.................   0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life        10.04
(years).......................       8.54   7.08   6.34   5.84   4.69   3.84   7.46   6.81   6.19   5.91   5.71   5.20   4.75

          The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Payment Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

          The CPR Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS CPR PERCENTAGES

                                             Class C Notes                                    Class D Notes
Payment Date                  5%    10%    15%    18%    20%    25%    30%    5%     10%    15%    18%    20%     25%    30%
------------                  --    ---    ---    ---    ---    ---    ---    --     ---    ---    ---    ---     ---    ---

Closing Date..................100    100    100    100    100    100    100    100    100    100    100     100    100    100
December 2001.................100    100    100    100    100    100    100    100    100    100    100     100    100    100
June 2002.....................100    100    100    100    100    100    100    100    100    100    100     100    100    100
December 2002.................100    100    100    100    100    100    100    100    100    100    100     100    100    100
June 2003.....................100    100    100    100    100    100    100    100    100    100    100     100    100    100
December 2003.................100    100    100    100    100    100    100    100    100    100    100     100    100    100
June 2004.....................100    100    100    100    100    100    100    100    100    100    100     100    100    100
December 2004.................100    100    100    100    100    100    100    100    100    100    100     100    100    100
June 2005.....................100    100    100    100    100    100    100    100    100    100    100     100    100    100
December 2005................. 91     88     86     84     83     81     78     91     88     86     84      83     81     78
June 2006..................... 83     78     74     71     70     65      0     83     78     74     71      70     65      0
December 2006................. 75     70     64     60     58     53      0     75     70     64     60      58     53      0
June 2007..................... 68     61     55     51     48      0      0     68     61     55     51      48      0      0
December 2007................. 61     53     46     42     40      0      0     61     53     46     42      40      0      0
June 2008..................... 54     46     39     35      0      0      0     54     46     39     35       0      0      0
December 2008................. 47     39     32      0      0      0      0     47     39     32      0       0      0      0
June 2009..................... 41     33      0      0      0      0      0     41     33      0      0       0      0      0
December 2009................. 36     28      0      0      0      0      0     36     28      0      0       0      0      0
June 2010..................... 32     24      0      0      0      0      0     32     24      0      0       0      0      0
December 2010................. 27      0      0      0      0      0      0     27      0      0      0       0      0      0
June 2011..................... 22      0      0      0      0      0      0     22      0      0      0       0      0      0
December 2011.................  0      0      0      0      0      0      0      0      0      0      0       0      0      0
Weighted Average Life
(years)......................7.46   6.81   6.19   5.91   5.71   5.20   4.75   7.46   6.81   6.19   5.91    5.71   5.20   4.75

          The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Payment Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

          The CPR Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

                                 THE ORIGINATORS

          The receivables consist of loans which were originated primarily through the respective networks of dealers of the originators, and, to a lesser extent, through direct originations.

FIRST SECURITY ORIGINATORS

          GENERAL. A substantial majority of the receivables were originated by Wells Fargo Bank Northwest, N.A., successor to First Security Bank, N.A. or Wells Fargo Bank New Mexico, N.A., successor to First Security Bank of New Mexico, N.A.

          Each of First Security Bank, N.A. and First Security Bank of New Mexico, N.A. (together the "First Security Originators") were subsidiaries of the bank holding company, First Security Corporation ("FSCO") headquartered in Salt Lake City, Utah that operated, including through banking subsidiaries, in Utah, New Mexico, Wyoming, Idaho, California, Nevada and Oregon. FSCO operated the largest bank in Utah and Idaho and had approximately 9,000 employees nationwide.

          The First Security Originators originated indirect recreational vehicle, marine, motorcycle and other sport recreational vehicle ("SRV") loans for at least 20 years. The First Security Originators underwrote loans at the Boise and Lewiston, Idaho and Salt Lake City, Utah locations, and performed servicing and collection functions at the Boise and Salt Lake City locations.

          The First Security Originators' origination unit booked approximately $343 million in recreational vehicle, marine, motorcycle and other SRV loans for the year ended December 31, 2000.

          As of October 25, 2000, FSCO became a wholly-owned bank holding company subsidiary of Wells Fargo & Company ("Wells Fargo"), a bank holding company based in San Francisco, California. As of December 31, 2000, Wells Fargo had assets of $272 billion and was the fourth largest bank holding company in the nation.

          Incorporated in 1928, FSCO was the oldest multistate bank holding company in the United States. At the time of the acquisition, FSCO's bank subsidiaries operated approximately 330 retail, 60 business and 150 mortgage, construction and equipment financing banking offices in the seven western states of Utah, New Mexico, Wyoming, Idaho, California, Nevada and Oregon and provided a wide range of financial services to individuals, businesses, governmental entities, and other financial institutions. Non-bank subsidiaries were engaged in residential mortgage loan origination and servicing, full-service leasing, bankcard transaction processing, insurance services, investment management, full-service securities brokerage, information technology, small business investment, and asset management.

          ORIGINATION OF RECEIVABLES. The First Security Originators originated indirect loan applications through dealers in the Northwest. These indirect applications were sent via facsimile to the Application Processing Center in Boise, Idaho to be data entered and scored. Those that were not automatically declined were transmitted to regional Dealer Credit Services Centers located in Salt Lake City, Utah, and Boise and Lewiston, Idaho. These centers were responsible for credit analysis and credit decisions on indirect loan requests.

          Applications for direct recreational vehicle, marine, motorcycle, and other SRV loans were originated in the First Security Originators' branch network, through the First Security Originators' Loan by Phone (LendLine) system, or through direct mail solicitation.

          The direct paper applications were sent via facsimile to the Application Processing Center in Boise, Idaho, where applications were data entered and scored. These applications and the LendLine electronic applications were then forwarded to the Direct Consumer Loan Center located in Boise for credit approval and document preparation. Approved direct loans were funded through the branch system in each state or by mail to the customer.

          UNDERWRITING. The First Security Originators used the applicant's creditworthiness as the basic criterion in purchasing a retail installment sale contract from a dealer and in making a direct installment loan. The First Security Originators evaluated each applicant individually based on the First Security Originators' underwriting and credit scoring guidelines. These guidelines were intended to assess the applicant's ability to repay the loan and the adequacy of the financed vehicle as collateral.

          The credit underwriting process began when a credit application was received via fax from a dealer or a branch. Data was entered into the Application Processing System and a credit bureau report was pulled. Once a credit bureau report and all other applicant information had been gathered, an automated custom credit score and a generic (FICO) credit score were generated.

          The generic scorecard was developed by Fair Isaac and Company based on pooled data received from different creditors. It was validated at least biennially. It predicted whether a borrower would repay based strictly on credit bureau characteristics. The custom scorecard, developed with assistance from Experian/Management Decision Systems ("MDS"), had been in place since January 1994. It was reviewed and validated periodically based on statistical samplings of actual First Security Originators' credit results. The most recent update to the custom scorecard was implemented in January 1999.

          The custom scorecard measured the creditworthiness of an applicant based on the following characteristics:

          o STABILITY: residential status, time at present address, time at current job


          o    ABILITY TO REPAY: sum of net monthly income, revolving debt ratio


          o CREDIT EXPERIENCE SHOWN ON CREDIT REPORt: credit card reference, personal finance company reference, delinquencies, number of inquiries

          o    COLLATERAL EQUITY: percent down payment

          The MDS custom credit score and the generic FICO credit score were an integral part of the overall decision process. These two scores were used in a two-dimensional credit quality matrix that assigned a credit quality factor to each application. These quality factors were based upon observed bad rates for each cell in the matrix. This credit quality matrix was used for an automated decision making process. Applications were automatically declined based on predetermined score ranges and automated review guidelines.

          At this point, the system assigned applications that had not been automatically declined to the regional dealer centers or the Direct Consumer Loan Center for credit review. Credit analysts reviewed the credit scores, credit quality factor, statistical information, debt to income analysis, and the credit bureau report in making a credit decision. In certain cases, the credit analyst requested verification of the applicant's employment record by the verification team of the Application Processing Center.

          The applicant's creditworthiness was then evaluated based on the following:

          o CREDIT HISTORY: The applicant's credit background and current pay habits were reviewed through the credit bureau report. If the credit report was insufficient, direct phone calls to other creditors might have been necessary to develop additional information, clarify facts, or explore recent inquiries.

          o INCOME/EMPLOYMENT: It was the responsibility of the credit analyst to determine when income or employment verification was necessary. Employment was verified through the credit report, and direct employment verification calls historically were conducted in approximately 10% of all cases. When the ability to pay was questionable or the income stated was unreasonable for the industry, the net income was verified. In some instances, the customer was asked for either personal financial statements or a copy of previous tax returns (i.e., self-employed individuals).

          o ABILITY TO PAY: The general guideline for acceptable net debt service-to-income ratio was 50%. On any application with a higher than usual monthly net debt service-to-income ratio, the analyst evaluated the applicant's overall circumstances and was required to be satisfied that the applicant had the ability to pay.

          o COLLATERAL: The maximum allowable advance amount for recreational vehicles was 110% of dealer invoice or wholesale value from an approved guide book (NADA or Kelly) plus tax, license fees, documentation fees, warranties, and certain other rebatable insurance products. The allowable advance varied with credit quality and was often less than 110%. Advances in excess of the maximum allowable amount required additional review and appropriate authorization, and were reported as policy exceptions.

          o CHARACTER: Evaluated through consideration of all previous steps in the credit process.


          After analysis of the above factors and consideration of the credit score, the credit analyst entered the credit decision into the system and, subsequently, notified the dealer, branch or LendLine by automated fax or phone. The dealer, branch or LendLine personnel notified the applicant of the First Security Originators' decision. The First Security Originators provided a Notice of Credit Decision on declined requests to the applicant.

          In cases where a co-signer/guarantor was offered, the same underwriting standards and procedures were followed with respect to that party. Although such cases were rare, a co-signer/guarantor could be used to provide additional support to the applicant in the areas of employment, income, or insufficient credit history.

          All policy exceptions were approved and documented by an authorized credit analyst. Monthly monitoring by Risk Management identified all exceptions approved and purchased by type of exception.

FREEDOMNATION FINANCIAL LLC

          GENERAL. FreedomNation Financial LLC ("FNF" or the "FreedomNation Originator") was a consumer financial services company headquartered in Minneapolis, Minnesota, specializing in financing and servicing retail installment contracts for new and used recreational vehicle, marine and other SRV loans. Its portfolio originally consisted of contracts originated through indirect purchases from dealers. In early 1999, FNF began direct originations to consumers through the Internet. In early to mid 2000, FNF no longer had sufficient equity financing to conduct its business, and ceased operations in August 2000.

          ORIGINATION AND MARKETING. FNF started to originate loans in April 1998. FNF entered the market both through dealers of these products and directly to the purchaser, using the Internet along with traditional marketing channels. However, all of the receivables originated by FNF and to be purchased by the trust were indirect originations.

          FNF marketed its loan products in several different ways, including at recreational product industry tradeshows and conventions, through print and electronic media such as banner advertising and indexing on the Internet, on billboards, and at sports promotional events linked closely with the recreational products and powersports dealer and customer base.

          DEALERS. FNF had established relationships with 1,545 retail dealers. The dealers were located primarily in California, Minnesota, Texas, and Florida. Five sales managers together with 18 sales representatives were responsible for the development and maintenance of the dealer relationships. FNF's five-region geographic rollout strategy was built upon those states that historically comprised the highest concentrations of annual deliveries of recreational products. The sales representatives were compensated via commission for funded loans booked from their territories. Each sales representative was responsible for maintaining relationships with 80-120 dealers.

          In order to enter into a financing arrangement, dealers were required to submit a dealer application for approval by FNF. As part of the process, FNF required that the dealer be licensed by the appropriate state agencies and have a five year industry track record. FNF reviewed a dealer package, which consisted of an application, lender references, resumes of key personnel, and financial statements.

          On a regular basis, the working relationship with the dealer was evaluated. In particular, FNF verified whether a sufficient quota of applications was approved and whether delinquencies and/or losses of the dealer's customers were above average. All material dealer issues and problems that related to credit were handled directly by the Chief Credit Officer.

          INTERNET. On January 15, 1999, FNF launched its first e-commerce site that was designed to create a consumer-direct lending channel for FNF's products, and offer enhanced customer service opportunities for its indirect channel dealer base. Between February and April of 1999, the first three months of its web presence, FNF experienced a 12-fold increase in monthly Internet application volume. In October 1999, FNF launched a second e-commerce site, which was designed to attract recreation enthusiasts by offering product information and news in addition to lending products. None of the receivables sold by FNF to the transferor and proposed to be sold to the trust were originated through the Internet site.

          UNDERWRITING. Loan application packages completed by prospective borrowers were received via facsimile from FNF's dealers or directly through the Internet. FNF's goal was to provide a preliminary credit decision within 60 minutes of receipt. The application processing involved data entry, credit underwriter, and buyer functions.

          FNF employed the Oracle-based software system "Daybreak", which provided loan origination, loan servicing, collections and securitization functions on one platform. The faxed application was manually captured as an image by FNF's computer system. The application contained data from the borrower such as employment and residential history, income, credit references, credit obligations, personal information, and a description of the asset for the loan. A data entry clerk retrieved the imaged application and typed in all specified information. Any missing information was recognized by the system and the data entry clerk was required to place a call back to the dealer at that time.

          Once the application was entered by the data entry clerk, the application was automatically transferred to a credit underwriter. The underwriter verified that Daybreak had acquired a credit report. FNF used the zip-code based preferred-repository method to determine from which credit bureau the report was generated. The underwriter also reviewed the application and performed the "budget review process", where the borrower's debts and income sources were checked and certain key ratios were calculated. The underwriter would also perform certain verifications and follow-ups on matters of residence, employment, and credit history on behalf of the buyer, for loans that were not immediately approved or rejected.

          The buyer team consisted of 2 senior buyers (10+ years of experience) and 6 buyers (7-8 years of experience). A buyer (essentially an underwriter) evaluated all aspects of the applicant's profile to make a credit decision. The credit process is described in detail below.

          FNF hired only buyers with previous experience in the financing sector. Newly hired buyers participated in a 2-week training program designed to familiarize them with FNF's entire credit process. After the training, buyers started to process applications, with 100% oversight by senior buyers for a period of time.

          FNF evaluated credit risk using a combination of credit scoring and subjective review of borrower stability (of income, employment and housing), revolving debt utilization, and past credit history.

          The company had a three tiered credit program, Emerald Elite, Emerald and Emerald Plus. Initially, applications would be classified as Emerald or Emerald Plus based upon the system-generated credit score matrix. This preliminary classification would not be adjusted during the subjective review process by the buyer.

          The Emerald Elite Program targeted the highest quality consumers and therefore offered the company's lowest interest rates. The Emerald Program targeted high quality, low risk consumers. The Emerald Plus Program targeted consumers who had experienced some limited past credit difficulties but had good overall stability and repayment capacity. Borrowers who qualified for this program would be charged FNF's highest interest rates to offset their additional credit risk.

          FNF used three components to the credit scoring criteria used to evaluate credit quality. The first and primary component was the FICO score.

          The second component was the bankruptcy score, a customized score provided by the credit bureaus which predicted the likelihood that a borrower would declare bankruptcy within two years of the date of the credit report. The third score used to evaluate credit risk was a proprietary scorecard developed in-house, referred to as the Emerald Score. The Emerald Score generally evaluated demographic characteristics not available on the credit report, such as revolving debt utilization, housing status, time at current address, debt-to-gross income ratio, previous high credit, term of current employment, and years of credit history.

          COLLATERAL EVALUATION. Each buyer was responsible for determining the collateral value of the asset before making a credit decision. Sale price information and used values were verified through the use of dealer invoices and valuation guides (NADA Appraisal Guide, BUC Used Boat Price Guide).

          To determine an accurate advance figure in the case of new products, all information related to dealer-installed options, added warranties, insurance, and taxes had to be obtained by the buyer. These dollar amounts were required to be subtracted from the submitted sale price in order to determine the actual price. The loan-to-value ratio was then calculated by dividing the actual loan amount by the stated dealer invoice amount. To determine an accurate advance figure in the case of used products, the buyer had to verify the exact model of the unit along with any options (new or existing) the vehicle might have included.

          FUNDING DEPARTMENT. When an application was approved, the funding department (4 employees) processed the loan. A funding specialist reviewed the file for credit and legal compliance as well as required documentation. Funding specialists ensured that any stipulations that were placed on approved loans were met. Pre-close file requirements included a copy of the title application (showing FNF as the lien holder), a copy of the bill of sale, a copy of an insurance agreement, and proof of income. Additionally, a copy of the actual dealer invoice was required prior to funding. Once a contract was approved for funding, the loan was automatically entered into the loan servicing system.

          INSURANCE. Each borrower was required to maintain comprehensive insurance coverage with a $500 maximum deductible. The policy named FNF as the loss payee.

                                  THE SERVICER

          Wells Fargo Bank, N.A. will service the receivables pursuant to the sale and servicing agreement. As of the date of this prospectus supplement, Wells Fargo Bank, N.A. has long-term debt ratings of "AA-" from Standard & Poor's and "Aa1" from Moody's and short-term debt ratings of "A-1+" from Standard & Poor's and "P-1" from Moody's.

SERVICING AND COLLECTIONS

          The following describes the servicer's guidelines and practices for the servicing of recreational vehicle, marine and other SRV loans. To date, the servicer has applied these guidelines and practices to service the receivables originated by the First Security Originators.

          The servicer's primary collections are performed in both Tempe, Arizona and Salt Lake City, Utah with satellite offices in Boise, Idaho for bankruptcy and Walnut Creek, California for charge off collections.

          The Consumer Loan Servicing Centers in Boise and Tempe provide servicing for installment loans (other than the collection of delinquent accounts). The Consumer Loan Servicing Centers review and track all loan documentation, store and maintain all loan files on an imaging system, follow up on lien perfection, process payments, reconcile accounting records, provide for internal and external reporting for all of the servicer's indirect consumer lending and auto leasing business, provide central processing of manufacturer's drafts and flooring requests for the regional Dealer Credit Services Centers, and provide processing of flooring billing and payments.

          When the signed loan documents are received by the servicer, the Validation and Discounting Center in Boise performs a quality control review to ensure that the loan documents are in compliance with all state and federal laws and bank policies, validates the terms and conditions of the contract, ensures all credit conditions are met, calculates the dealer reserve, and books the loan to the servicing system. The documents are forwarded to the Consumer Loan Servicing Center for complete loan servicing and lien perfection follow-up.

          Electronic image storage was initiated in 1994. All files will be stored on the servicer's imaging system. All paid loan records are retained for five years on the imaging system. The Consumer Loan Service Centers have comprehensive disaster plans for the replacement of loan documents in the event of a catastrophe.

DELINQUENCIES AND REPOSSESSIONS

          A reminder notice is mailed to all of the servicer's accounts. The timing of these notices is dependent on the behavior score of the account as determined by TRIAD. Unpaid installment loans are tracked on the servicer's computerized collection system (Shaw) beginning on the third day of delinquency.

          The early stage delinquency is managed by the "front-end" collections group working predominately on a power dialer (Davox in Salt Lake City and Mosiax in Tempe). Both Mosiax and Davox are automatic telephone dialing systems used to collect delinquent accounts. Delinquent accounts enter the dialer group depending on their risk score. The dialer group utilizes predictive dialing technology to contact accounts which are between 6 and 49 days delinquent. Accounts in the 6 to 49 days delinquent category are primarily contacted by telephone; however, letters and personal contacts are also employed on a case-by-case basis. Accounts are behavior-scored to determine how early they are contacted.

          The behavior or risk score will determine when the account is sent to "back-end" collectors. The dedicated collector will continue collecting the account until it is resolved.

          The servicer considers repossession when all collection efforts have been exhausted. The decision to repossess may occur at any point in the delinquency depending upon the customer's inability to maintain a satisfactory repayment schedule. Generally, repossessions will occur on any account between 60 and 90 days delinquent where further collection activities are judged to be fruitless. Approval of the Collection Manager is required for exceptions to this policy. An outside agency close to the geographical location of the vehicle will be used to repossess the unit. After repossession, the servicer is required to give reasonable notice to the obligor of any proposed sale of the financed vehicle. The servicer's practice is to give the obligor 10 days' notice unless otherwise required by law.

          Repossessed vehicles are sold at dealer wholesale auctions near the place of repossession.

CHARGE-OFFS AND EXTENSIONS

          Loans are charged off in the month in which they become 120 days delinquent. If the collateral is repossessed and liquidated earlier, the loan will be charged off at that time. If a customer files a Chapter 13 bankruptcy, the loan is charged down to the appropriate collateral value within 60 days of receipt of notification of the bankruptcy.

          In the event the servicer determines that, after it has exhausted all customary and usual collection practices and procedures, including efforts to repossess and liquidate a financed vehicle or recover a deficiency balance related to a liquidating receivable, further collection efforts by it as to that receivable will not result in the realization of additional proceeds to the owner of the loan, the servicer may, on behalf of such owner, sell the receivable to any person not affiliated with the servicer free and clear of the rights of the owner. All proceeds of the sale of such receivables shall be deposited directly in or credited to a collection account maintain for the owner of the loan.

          The servicer may, on a case-by-case basis, permit extensions of the due dates of receivables or payment deferrals in the discretion of a collector other than the origination officer. In addition to these extensions, the servicer may offer payment deferrals to qualifying applicants. These offers will not be made more than twice in any given calendar year. Unless otherwise specified, all obligors that meet the servicer's eligibility requirements will be given the opportunity to take advantage of these payment deferrals. Any deferrals or extensions may extend the maturity of the receivable and increase the weighted average life of the receivable.

PHYSICAL DAMAGE INSURANCE

          The servicer requires that an obligor provide an insurance policy covering collision and comprehensive insurance. However, the servicer will not force place coverage. As a result, in the event obligors do not maintain insurance coverage and coverage is not force placed, insurance recoveries may be limited in the event of losses or casualties to financed vehicles backing the receivables.

SERVICING SYSTEM

          The servicer utilizes the SHAW IL mainframe-based computer system to service all of its installment loans. The First Security Originator portfolio was converted to this system, utilized by Wells Fargo, on April 20, 2001. System support is presently provided through in-house systems staff. Since interruptions in servicing often occur in connection with system conversions, the servicer expects a temporary increase in delinquencies and defaults immediately following the system conversion.

DELINQUENCIES, LOSS AND REPOSSESSION EXPERIENCE

          Set forth below is information concerning the historical delinquency, loss and repossession experience of the servicer pertaining to retail installment sales contracts secured by new and used recreational vehicle, marine and other SRV loans which are being serviced by the servicer.

          The data presented in the following tables are for illustrative purposes only. There is no assurance that delinquency, loss and repossession experience of the trust with respect to the receivables to be transferred to it will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of the servicer's portfolio. The percentages do not in any way reflect the past performance of FreedomNation Receivables. Accordingly, the delinquency, loss and repossession percentages may be lower than those shown if a group of receivables were isolated at a period in time and the delinquency, loss and repossession data showed the activity only for that isolated group of receivables over the periods indicated.

                             DELINQUENCY EXPERIENCE

                                                                 At December 31,
                                 2000                   1999                    1998                   1997
                          -----------------------------------------------------------------------------------------------
Principal balance of
contracts serviced.......  $708,708,334.34         $547,329,768.62          $393,058,404.51       $299,433,602.86

Principal balance of
  delinquent contracts:
   30-59 days............    $8,021,458.59  1.13%    $5,931,121.14 1.08%      $4,169,087.231.06%    $3,120,805.24 1.04%
   60-89 days............    $2,187,163.41  0.31%    $1,943,875.17 0.36%      $1,442,349.260.37%      $649,645.15 0.22%
   90+ days..............      $904,294.57  0.13%    $1,786,126.60 0.33%        $754,399.780.19%      $318,546.79 0.11%
                          -------------------     -----------------       ------------------     -----------------
Total principal balance     $11,112,916.57           $9,661,122.91            $6,365,836.27         $4,088,997.18
of delinquent contracts..

Delinquencies as a
percent of principal
balance..................            1.57%                   1.77%                    1.62%                 1.37%

          o The period of delinquency is based on the number of days scheduled payments are contractually past due, and includes receivables that have not been charged-off. A payment is deemed to be past due if less than 90% of such payment is made on the related due date.

                        REPOSSESSION AND LOSS EXPERIENCE

                                                   For the Twelve Months Ended December 31,
                          -------------------------------------------------------------------------------------------
                                     2000                           1999                            1998
Average principal balance
of contracts serviced....      $649,269,064.50                $483,072,619.16                  $380,439,259.25


Gross Losses.............        $9,357,447.86                  $6,665,909.05                    $2,915,401.97

Recoveries...............       ($3,156,380.49)                ($3,129,056.88)                  ($1,372,605.30)
                          ----------------------------      ----------------------       ----------------------------
                                 $6,201,067.37                  $3,536,852.17                    $1,542,796.67
Net Losses...............

Net Losses as a pct. of
average principal balance
of contracts serviced....                0.96%                          0.73%                            0.70%


          o Averages represent the average of the principal amount outstanding as of the end of each calendar month during the indicated periods.

          o "Gross Losses" represents the outstanding balance of contracts charged-off that are determined to be uncollectible; includes bankrupt repossessions and other losses on account of bankruptcies.

          o "Recoveries" represent post-disposition monies received on previously charged-off contracts including all proceeds from the liquidation of the related vehicle after the related charge-off. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

          o    "Net Losses" are "Gross Losses" less "Recoveries".

          o Data included from calendar year 1998 only includes information from June through December. Accordingly, Net Losses as a percent of average principal balance of contracts serviced for 1998 is annualized.

          Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels in the economy, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the receivables may differ from those shown in the tables.

                     HOW YOU CAN COMPUTE YOUR PORTION OF THE
                         AMOUNT OUTSTANDING ON THE NOTES

          The servicer will provide to you in each report that it delivers to you a factor that you can use to compute your portion of the principal amount outstanding on the notes.

          HOW THE SERVICER COMPUTES THE FACTOR FOR YOUR CLASS OF NOTES. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable Payment Date. The servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of such class of notes.

          Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:

          o    the original denomination of your note; and

          o the factor relating to your class of notes computed by the servicer in the manner described above.

                    THE FACTORS DESCRIBED ABOVE WILL DECLINE
                    AS THE TRUST MAKES PAYMENTS ON THE NOTES

          Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These reductions over time will be as a result of scheduled payments, prepayments, purchases of the receivables by Wells Fargo Bank, the seller or the servicer and liquidations of the receivables.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

GENERAL

          Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "WEIGHTED AVERAGE LIFE OF THE SECURITIES" in the attached prospectus. If the notes are accelerated upon the occurrence and during the continuation of certain Events of Default under the indenture:

          o principal payments will be made on the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class A-5 notes ratably until the Class A notes have been paid in full;

          o no principal payments will be made on the Class B notes until the Class A notes have been paid in full;

          o no principal payments will be made on the Class C notes until the Class A notes and the Class B notes have been paid in full; and

          o no principal payments will be made on the Class D notes until the Class A notes, the Class B notes and the Class C notes have been paid in full.

          As the rate of payment on principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates.

          See "RISK FACTORS -- YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS," "RISK FACTORS -- YOUR NOTES MAY NOT BE REPAID ON THEIR FINAL SCHEDULED PAYMENT DATE" AND "RISK FACTORS -- PAYMENT PRIORITIES AND SUBORDINATION FEATURES INCREASE RISK OF LOSS OR DELAY IN PAYMENT TO SOME CLASSES OF NOTES" for a discussion of maturity and prepayment considerations.

          Also see "THE RECEIVABLES POOL" in this prospectus supplement and "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF PRIMARY ASSETS" in the attached prospectus.

PAID-AHEAD RECEIVABLES

          If an obligor, in addition to making his regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period (for example, because the obligor intends to be on vacation the following month), the additional scheduled payments made in such Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related receivable in such Collection Period and, unless otherwise requested by the obligor, the obligor will not be required to make any scheduled payment in respect of such receivable (a "Paid-Ahead Receivable") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the receivable, as reduced by the application of the additional scheduled payments made in the Collection Period in which such receivable became a Paid-Ahead Receivable. The obligor's receivable would not be considered delinquent during the Paid-Ahead Period.

          When the obligor resumes his required payments following the Paid-Ahead Period, the payment so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. Notwithstanding such insufficiency, the obligor's receivable would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the receivable. Depending on the principal balance and interest rate of the related receivable, and on the number of payments that were paid-ahead, there may be extended periods of time during which receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the noteholders with respect to such receivables.

          Paid-Ahead Receivables will affect the weighted average life of the notes. The distribution of the paid-ahead amount on the payment date following the Collection Period in which such amount was received will generally shorten the weighted average life of the notes. However, depending on the length of time during which a Paid-Ahead Receivable is not amortizing as described above, the weighted average life of the notes may be extended.

          As of the cut-off date a portion of the receivables are at least one scheduled monthly payment paid-ahead. There can be no assurance as to the number of receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the notes will be applied by the seller to purchase the receivables and the other trust property from the transferor.

                            DESCRIPTION OF THE NOTES

          The trust will issue the notes under an indenture to be dated as of the closing date between the trust and The Chase Manhattan Bank, as indenture trustee. We will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following information summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the attached prospectus, to which description we refer you. See "DESCRIPTION OF THE NOTES" AND "CERTAIN INFORMATION REGARDING THE SECURITIES" in the attached prospectus.

PAYMENTS OF INTEREST

          Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes set forth on the cover of this prospectus supplement and will be payable to the noteholders on each Payment Date. The trust will make payments to the noteholders as of each Record Date.

         CALCULATION OF INTEREST. Interest will accrue during each interest period and will be calculated on the various classes of notes as follows:

          o 30/360. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months.

          o Unpaid Interest Accrues. Interest accrued as of any Payment Date, but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

          THE TRUST WILL PAY INTEREST PRO RATA TO CLASS A NOTEHOLDERS IF IT DOES NOT HAVE ENOUGH FUNDS AVAILABLE TO PAY ALL INTEREST DUE. The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any Payment Date. In that event, the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders, the Class A-4 noteholders and the Class A-5 noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.

          INTEREST PAID ON THE CLASS B NOTES, THE CLASS C NOTES AND THE CLASS D NOTES IS SUBORDINATE TO INTEREST PAID ON THE CLASS A NOTES. Interest on the Class B notes will not be paid on any Payment Date until interest payments on the Class A notes have been paid in full and the First Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any Payment Date, each of the holders of the Class B notes will receive their ratable share -- based upon the total amount of interest due to such Class B noteholders -- of the aggregate amount available to be distributed in respect of interest on the Class B notes. Interest on the Class C notes will not be paid on any Payment Date until interest payments on the Class A notes have been paid in full, the First Priority Principal Distribution Amount, if any, has been allocated, interest payments on the Class B notes have been paid in full and the Second Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class C notes is less than the amount of interest payable on the Class C notes on any Payment Date, each of the holders of the Class C notes will receive their ratable share -- based upon the total amount of interest due to such Class C noteholders -- of the aggregate amount available to be distributed in respect of interest on the Class C notes. Interest on the Class D notes will not be paid on any Payment Date until interest payments on the Class A notes have been paid in full, the First Priority Principal Distribution Amount, if any, has been allocated, interest payments on the Class B notes have been paid in full, the Second Priority Principal Distribution Amount, if any, has been allocated, interest payments on the Class C notes have been paid in full and the Third Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class D notes is less than the amount of interest payable on the Class D notes on any Payment Date, each of the holders of the Class D notes will receive their ratable share -- based upon the total amount of interest due to such Class D noteholders -- of the aggregate amount available to be distributed in respect of interest on the Class D notes. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- DISTRIBUTIONS" AND "-- RESERVE ACCOUNT" in this prospectus supplement.

EVENT OF DEFAULT REGARDING THE PAYMENT OF INTEREST

          An Event of Default under the indenture will occur if the full amount of interest due on the Controlling Class of notes is not paid within five days of the related Payment Date. The failure to pay interest on any other class of notes within five days of the related Payment Date will not be an Event of Default.

          See "DESCRIPTION OF THE NOTES -- THE INDENTURE -- EVENTS OF DEFAULT" AND "-- RIGHTS UPON EVENT OF DEFAULT" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

          The trust will generally make principal payments to the noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Payment Date equals the sum of:

          o    the First Priority Principal Distribution Amount;

          o    the Second Priority Principal Distribution Amount;

          o    the Third Priority Principal Distribution Amount; and

          o    the Regular Principal Distribution Amount.

          The trust will pay principal on the notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described in "Description of the Sale and Servicing Agreement -- Distributions" in this prospectus supplement.

          PRIORITY OF PRINCIPAL REPAYMENTS. Principal payments on the notes will generally be made sequentially on each Payment Date from amounts on deposit in the Principal Distribution Account, in the following order of priority:

     1. Prior to the Crossover Date, or if a Trigger Event is in effect, sequentially to the notes commencing with the Class A-1 notes until each class of notes is paid in full.

     2. On and after the Crossover Date so long as a Trigger Event is not in effect:

          o to the Class A notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class A notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding Collection Period, in the following order of priority:

               o    first to the Class A-1 notes until paid in full;

               o    second to the Class A-2 notes until paid in full;

               o    third to the Class A-3 notes until paid in full;

               o    fourth to the Class A-4 notes until paid in full; and

               o    fifth to the Class A-5 notes until paid in full.

          o to the Class B notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class B notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding Collection Period.

          o to the Class C notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class C notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding Collection Period.

          o to the Class D notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class D notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding Collection Period.

          o to the Class E notes, the amount required to reduce the principal amount thereof to an amount equal to the product of (1) (a) the principal amount of the Class E notes immediately preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, on the first Payment Date after the Crossover Date that a Trigger Event is not in effect) divided by (b) the principal balance of the receivables as of the last day of the second Collection Period preceding the Crossover Date (or if a Trigger Event is in effect on the Crossover Date, the first Payment Date after the Crossover Date that a Trigger Event is not in effect) and (2) the principal balance of the receivables as of the last day of the preceding Collection Period.

          o    any remaining amounts to the certificateholders.

          NOTES MIGHT NOT BE REPAID ON THEIR FINAL SCHEDULED PAYMENT DATES. The principal amounts of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class of notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date relating to that class of notes based on a variety of factors, including those described under "MATURITY AND PREPAYMENT CONSIDERATIONS" in this prospectus supplement and "WEIGHTED AVERAGE LIFE OF THE SECURITIES" in the prospectus.

          Event of Default Regarding the Payment of Principal. An Event of Default under the indenture will occur if any principal payment on any note is not made when that payment is due and payable. See "DESCRIPTION OF THE NOTES -- THE INDENTURE -- EVENTS OF DEFAULT" AND "-- RIGHTS UPON EVENT OF DEFAULT" in this prospectus supplement.

OPTIONAL REDEMPTION

          All outstanding notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance will have declined to 10% or less of the initial Pool Balance, as described in the prospectus under "Certain Matters Regarding the Servicer -- Termination." The redemption price for the receivables will be equal to the sum of the aggregate outstanding principal amount of the receivables, plus accrued and unpaid interest on the receivables; provided that the redemption price is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes and the holders of a majority of the certificates consent to the purchase.

THE INDENTURE

          EVENTS OF DEFAULT. The occurrence of any one of the following events shall be an event of default under the indenture:

          o a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days;

          o a default in the payment of the principal of any note when the same becomes due and payable;

          o a default in the observance or performance of any material covenant or agreement of the trust made in the indenture-- other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in the indenture-- or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, which default materially and adversely affects the noteholders or the indenture trustee, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days-- or for such longer period as provided in the indenture; or

          o the bankruptcy of the trust or the occurrence of other circumstances relating to the bankruptcy or insolvency of the trust, as described in the indenture.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to be deposited in the Principal Distribution Account. Thus, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of notes.

          RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and continuation of any Event of Default, the indenture trustee or the holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

          o the issuer has paid or deposited with the indenture trustee enough money to pay:

               o all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

               o all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

          o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for United States federal income tax purposes, as a constructive exchange of such notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

          If an Event of Default has occurred, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the receivables. Upon the occurrence of an Event of Default relating to the payment of principal of any note or a default for five days or more in the payment of interest of any note of the Controlling Class, in each case resulting in acceleration of the notes, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as received. However, the indenture trustee is prohibited from selling the related receivables following an Event of Default relating to the bankruptcy or occurrence of other circumstances of insolvency of the trust, unless:

          o the holders of 100% of the Controlling Class of notes consent to such sale -- excluding notes held by the seller, the servicer or their affiliates,

          o the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale, or

          o the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of notes.

          In addition, if the Event of Default relates to a default by the trust in observing or performing any material covenant or agreement -- other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture -- the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

          In determining the sufficiency or insufficiency with respect to the three immediately preceding paragraphs, the indenture trustee may, but should not be required to, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the receivables for such purpose. All costs and expenses incurred in obtaining such opinion shall be payable from amounts held in the Collection Account.

          If an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of any notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any Event of Default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust. Any such waiver could be treated, for United States federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

          Appointment of Additional Indenture Trustees. Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A notes, the Class B notes, the Class C notes, the Class D notes or the Class E notes if an Event of Default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or all of the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes in order that there be separate trustees for each of the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes. In general, so long as any amounts remain unpaid with respect to the Class A notes:

          o only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

          o only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B notes to the Class A notes as described in this prospectus supplement. When the Class A notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B notes. The Class C noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C notes to the Class A notes and the Class B notes as described in this prospectus supplement. When the Class A notes and the Class B notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C notes. The Class D noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class D notes to the Class A notes, the Class B notes and the Class C notes as described in this prospectus supplement. When the Class A notes, the Class B notes and the Class C notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class D notes. The Class E noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class E notes to the Class A notes, the Class B notes, the Class C notes and the Class D notes as described in this prospectus supplement. When the Class A notes, the Class B notes, the Class C notes and the Class D notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class E notes.

          If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

          PRIORITY OF PAYMENTS MAY CHANGE UPON CERTAIN EVENTS OF DEFAULT. Following the occurrence and during the continuation of an Event of Default described in the first, second and fourth bullet described in "-- EVENTS OF DEFAULT" which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any Event of Default, the priority of payments changes. In particular, payments on the notes will generally be made sequentially on each Payment Date following an acceleration of the notes, in the following order of priority:

          o    interest on the Class A notes, ratably;

          o principal of the Class A-1 notes, Class A-2 notes, Class A-3 notes, Class A-4 notes and Class A-5 notes, ratably, until such principal amount is paid in full;

          o    interest on the Class B notes;

          o principal of the Class B notes until such principal amount is paid in full;

          o    interest on the Class C notes;

          o principal of the Class C notes until such principal amount is paid in full;

          o    interest on the Class D notes;

          o principal of the Class D notes until such principal amount is paid in full;

          o    interest on the Class E notes; and

          o principal of the Class E notes until such principal amount is paid in full.

          Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest and principal on the notes on each Payment Date in the manner set forth in "DESCRIPTION OF THE SALE AND SERVICING AGREEMENT -- PRIORITY OF PAYMENTS" in this prospectus supplement, until a liquidation, if any, of the receivables.

THE INDENTURE TRUSTEE

          The Chase Manhattan Bank is the indenture trustee under the indenture. The Chase Manhattan Bank is a New York banking corporation and its principal offices are located at 450 West 33rd Street, New York, New York 10003.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

          We have summarized below the material terms of the sale and servicing agreement. We have filed a form of the sale and servicing agreement as an exhibit to the registration statement. We will file a copy of the actual sale and servicing agreement with the SEC after we issue the notes. This summary is not a complete description of all of the provisions of the sale and servicing agreement. It is subject to all of the provisions of the sale and servicing agreement.

SALE AND ASSIGNMENT OF THE RECEIVABLES

          You can find information about the transfer of the receivables from the originators directly or indirectly to the transferor, from the transferor to the seller and from the seller to the trust on the closing date in the attached prospectus under "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF PRIMARY ASSETS."

ACCOUNTS

          In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Payment Date. However, the servicer will be required to remit collections received with respect to the receivables no later than the second Business Day after receipt to the Collection Account if there is an Event of Servicing Termination, if the initial servicer is no longer the servicer or if one of the other conditions set forth in the sale and servicing agreement is not met. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS - COLLECTIONS" in the prospectus. In addition to the Collection Account referred to under "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS - TRUST ACCOUNTS" in the prospectus the servicer will establish the Note Distribution Account, the Reserve Account, the Interest Distribution Account and the Principal Distribution Account.

INDENTURE TRUSTEE AND OWNER TRUSTEE COMPENSATION AND EXPENSES

          The indenture trustee will be entitled to receive a fee each July Payment Date commencing with the July 2002 Payment Date in an amount equal to $5,000 and the owner trustee will be entitled to receive a fee each July Payment Date commencing with the July 2002 Payment Date in an amount equal to $4,000. The indenture trustee and the owner trustee shall also be entitled to reimbursement for all expenses and certain other amounts. Each fee, together with any portion of the fee, expenses and certain other amounts that remains unpaid from prior Payment Dates, will be payable on each Payment Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date, including funds, if any, deposited into the Collection Account from the Reserve Account.

SERVICING COMPENSATION AND EXPENSES

          The servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to the sum of (1) product of one-twelfth of 1% per annum and the Pool Balance as of the first day of the Collection Period and (2) a supplemental servicing fee equal to late fees and extension fees in an amount up to $20 per receivable (per occurrence) and payment holiday extension fees in an amount up to $15 per receivable (per occurrence). The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date, including funds, if any, deposited into the Collection Account from the Reserve Account. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in the prospectus.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

          If an Event of Servicing Termination occurs, the indenture trustee may, and at the direction of the holders of not less than a majority of the principal amount of the Controlling Class, will remove the servicer without the consent of any of the other noteholders.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

          If an Event of Servicing Termination occurs, a majority of the principal amount of the Controlling Class, subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other noteholders.

DISTRIBUTIONS

          Deposits to the Collection Account and Determination of Available Collections. On or before each Payment Date, the servicer will cause all collections on receivables and other amounts constituting the Available Collections to be deposited into the Collection Account. On or before each Payment Date, the servicer will notify the indenture trustee to make a withdrawal from the Reserve Account and deposit into the Collection Account an amount equal to the lesser of:

          o the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for such Payment Date; and

          o the amount of cash or other immediately available funds in the Reserve Account on such Payment Date.

          On each Determination Date, the servicer will determine the amount in the Collection Account for distribution on the related Payment Date and will notify the indenture trustee in writing. Payments to noteholders will be made on each Payment Date in accordance with that determination.

         SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION ON ANY PAYMENT DATE

                                    Obligors


Reserve Account

                                Scheduled payments, Liquidation      Originators,
                                Proceeds and prepayments             Transferor
                                on the receivables                   and Seller

Reserve Account
Investment Earnings,
if applicable
                                                                     Servicer


Total Required Payment
minus Available Funds

                                                                 Purchase Amount
                                                                 of receivables
                                                                 purchased

                               Available Funds

                     Amounts deposidted into the Collection
                            Account for distribution


         PRIORITY OF PAYMENTS. On the Business Day preceding each Payment Date, except as set forth above under "DESCRIPTION OF THE NOTES -- THE INDENTURE -- PRIORITY OF PAYMENTS MAY CHANGE UPON CERTAIN EVENTS OF DEFAULT," the servicer will instruct the indenture trustee to make the following deposits and distributions to be made on the Payment Date, to the extent of funds then on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date -- including funds, if any, deposited into the Collection Account from the Reserve Account -- in the following order of priority:

          (1) to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (2) to the indenture trustee and the owner trustee all accrued and unpaid fees plus reimbursement for all expenses and certain other amounts; provided that amounts payable pursuant to this clause in any calendar year to
(a) the indenture trustee shall not exceed $225,000 and (b) the owner trustee shall not exceed $50,000;

          (3) to the Class A noteholders:

               (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A noteholders on the preceding Payment Date; and

               (b) the excess, if any, of the amount of interest payable to the Class A noteholders on prior Payment Dates over the amounts actually paid to the Class A noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (4) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

          (5) to the Class B noteholders:

               (a) the aggregate amount of interest accrued for the related Interest Period on the Class B Notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class B noteholders on the preceding Payment Date; and

               (b) the excess, if any, of the amount of interest payable to the Class B noteholders on prior Payment Dates over the amounts actually paid to the Class B noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (6) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

          (7) to the Class C Noteholders:

               (a) the aggregate amount of interest accrued for the related Interest Period on the Class C notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

               (b) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (8) to the Principal Distribution Account, the Third Priority Principal Distribution Amount, if any;

          (9) to the Class D Noteholders:

               (a) the aggregate amount of interest accrued for the related Interest Period on the Class D notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Payment Date; and

               (b) the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (10) to the Class E Noteholders:

               (a) the aggregate amount of interest accrued for the related Interest Period on the Class E notes at the interest rate on such notes on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class E Noteholders on the preceding Payment Date; and

               (b) the excess, if any, of the amount of interest payable to the Class E Noteholders on prior Payment Dates over the amounts actually paid to the Class E Noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law;

          (11) to the Principal Distribution Account, the Regular Principal Distribution Amount;

          (12) to the Principal Distribution Account, an amount sufficient to cause the outstanding principal balance of the notes (after giving effect to all payments on the Payment Date) to equal the Pool Balance as of the end of the related Collection Period;

          (13) to the Reserve Account, an amount sufficient to cause the amount on deposit in the Reserve Account to equal the Reserve Account Required Amount;

          (14) to the Class E noteholders, an amount sufficient to pay the Class E notes in full; and

          (15) to the certificateholders, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date.



           DISTRIBUTION OF FUNDS ON DEPOSIT IN THE COLLECTION ACCOUNT WHEN NO EVENT OF DEFAULT RESULTING IN ACCELERATION HAS OCCURRED

                      Amount deposited into the Collection
                            Account for distribution

    Servicer                                     Servicing Fee and prior unpaid
                                                     Servicing Fee

   Indenture Trustee/Owner Trustee              Fees and Expenses of Indenture
                                                and Owner Trustee

   Class A-1 Noteholders

   Class A-2 Noteholders                        Accrued Class A Note
                                                Interest (paid pro rata
   Class A-3 Noteholders                        to the respective classes)

   Class A-4 Noteholders                        First Priority Principal
                                                Distribution Amounts, if any
   Class A-5 Noteholders
                                                Accrued Class B Note Interest
   Class B   Noteholders
                                                Second Priority Principal
   Class C   Noteholders                        Distribution Amount, if any

   Class D   Noteholders                        Accrued Class C Note Interest

   Class E   Noteholders                        Third Priority Principal
                                                Distribution Amount, if any

                                                Accrued Class D Note Interest

                                                Accrued Class E Note Interest

                              Principal         Regular Principal Distribution
                              Distribution      Amount
                              Account
                                                Parity Payment, if any


  Reserve                                       Reserve Account Deposit
  Account                                       Class E Turbo Payment

                                                Certificates


          OVERVIEW OF HOW THE TRUST DISTRIBUTES PRINCIPAL. In general, the trust will make principal payments on the notes under the following circumstances:

          o    to cause the note balance to equal the Pool Balance;

          o    to turbo the Class E notes;

          o    as the Pool Balance decreases; and

          o on the respective Final Scheduled Payment Dates of each class of the notes to the extent that the outstanding principal amounts on the applicable notes were not previously repaid.

          REQUIRED PRINCIPAL PAYMENTS MADE AS A RESULT OF NOTES REACHING THEIR FINAL SCHEDULED PAYMENT DATES MAY DELAY INTEREST PAYMENTS ON SUBORDINATE CLASSES OF NOTES. The principal amounts on the notes are generally expected to be repaid prior to the applicable Final Scheduled Payment Date. However, if the principal amount on any class of notes has not been fully repaid prior to its Final Scheduled Payment Date, any remaining principal amounts on that class of notes will be immediately due on that date, and will be payable before any payments of principal or interest are made to more junior classes of notes. Interest on more junior classes of notes may therefore be delayed as a result.

          A substantial amount payable on a Final Scheduled Payment Date would generally occur as a result of slower-than-expected payments on the receivables, including:

          o a larger than expected number of late payments on the receivables; or

          o    slower than expected prepayments on the receivables.

          HiGHER-PRIORITY PRINCIPAL PAYMENTS MADE AS A RESULT OF LOSSES OR PREPAYMENTS MAY DELAY INTEREST PAYMENTS ON CLASS B NOTES, CLASS C NOTES AND CLASS D NOTES. The trust will pay principal prior to the payment of interest on subordinate notes in certain cases where the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the senior class of notes.

          o To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the Class A notes, a First Priority Principal Distribution Amount will be allocated prior to the payment of interest on the Class B notes, the Class C notes and the Class D notes.

          o To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the Class A notes and Class B notes, a Second Priority Principal Distribution Amount will be allocated prior to the payment of interest on the Class C notes and the Class D notes.

          o To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the Class A notes, Class B notes and Class C notes, a Third Priority Principal Distribution Amount will be allocated prior to the payment of interest on the Class D notes.

          Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on subordinate classes of notes on a timely basis:

          o substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal or by sufficient credit enhancement; or

          o    delayed collections on the receivables resulting from either:

          o a larger-than-expected number of late payments on the receivables;

          o    slower-than-expected prepayments on the receivables; or

          o reduction of the Pool Balance to zero through a sale of receivables following an Event of Default.

          PRIORITY IN WHICH THE TRUST DISTRIBUTES AMOUNTS IN THE PRINCIPAL DISTRIBUTION ACCOUNT. The servicer will instruct the indenture trustee to pay out all amounts on deposit in the Principal Distribution Account on each Payment Date to the notes in the order of priority set forth in "DESCRIPTION OF THE NOTES -- PAYMENTS OF PRINCIPAL".

RESERVE ACCOUNT

          On the closing date, the Reserve Account will be created with an initial deposit by the seller of $1,540,360.23. The Reserve Account will be funded on each Payment Date as described under "--PRIORITY OF PAYMENTS" above, until the amount on deposit in the Reserve Account equals the Reserve Account Required Amount. Funds will be withdrawn from the Reserve Account on any Payment Date if, and to the extent that, the Available Funds for the related Collection Period is less than the Total Required Payment payable on such Payment Date and such difference will be deposited into the Collection Account.

          On each Payment Date on which the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, the indenture trustee (based upon the instructions of the servicer) will deposit therein amounts, if any, remaining in the Collection Account after payment on such date of amounts senior under "--PRIORITY OF PAYMENTS" above, until the amount on deposit therein equals the Reserve Account Required Amount. Amounts in the Reserve Account on any Payment Date (after giving effect to all distributions to be made on such Payment Date) in excess of the Reserve Account Required Amount for such Payment Date will be released to the Seller and will no longer be available to the Noteholders.

          Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Eligible Investments, and investment earnings -- net of losses and investment expenses -- therefrom will be deposited into the Collection Account on each Payment Date. Eligible Investments are generally limited to obligations or securities that mature on or before the next Payment Date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in securities that will not mature prior to the next Payment Date with respect to such notes and will not be sold to meet any shortfalls.

                   DESCRIPTION OF THE ADMINISTRATION AGREEMENT

          Wells Fargo Bank Minnesota, National Association, in its capacity as administrator, will enter into the administration agreement. The administrator will perform certain administrative duties on behalf of the trust. The administrator will receive a monthly administration fee in the amount of $250.00 to be paid by the servicer.

                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

          Information regarding the material legal aspects of the receivables is set forth under "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES" in the attached prospectus.

             Material United States Federal Income Tax Consequences

          Stroock & Stroock & Lavan LLP, special tax counsel, is of the opinion that,

          o based on the terms of the notes and the transactions relating to the receivables as set forth herein, the offered notes will be treated as debt for federal income tax purposes and

          o based on the applicable provisions of the trust agreement, the sale and servicing agreement and the indenture, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation and the trust will not be treated as a publicly traded partnership taxable as a corporation.

          The trust and certificateholders will agree by their purchase of the certificates, if there is more than one certificateholder, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the certificateholders as partners of the partnership and the notes as debt of the partnership, and if there is one certificateholder, to treat that holder as the owner of the assets of the trust and to treat the trust as a disregarded entity. It is not anticipated that the offered notes will be treated as issued will original issue discount ("OID"). See "Material Federal Income Tax Consequences" in the Prospectus.

                                STATE TAX MATTERS

          Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

          The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. We suggest that prospective investors consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

          Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

          Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the seller believes that, at the time of their issuance the offered notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the offered Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the trust.

          Without regard to whether the offered notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the offered notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the seller, the servicer, the indenture trustee or the owner trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of an offered notes occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of offered notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." By acquiring an offered note, each purchaser and each transferee of an offered notes shall be deemed to represent and warrant that either (1) it is not acquiring the note with the assets of a Benefit Plan; or (2) its purchase and holding of the notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

          Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

          A Benefit Plan fiduciary considering the purchase of offered notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

          The seller and the underwriter, Deutsche Banc Alex. Brown Inc. have entered into an underwriting agreement with respect to the offered notes. Subject to certain conditions, the underwriter has agreed to purchase the offered notes.

          The selling concessions that the underwriter may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes and as an aggregate dollar amount, will be as follows:


                                        Selling Concessions      Reallowance
                                           not to exceed        not to exceed

Class A-1 notes.......................      0.135%                0.085%
Class A-2 notes.......................      0.170%                0.110%
Class A-3 notes.......................      0.180%                0.110%
Class A-4 notes.......................      0.210%                0.130%
Class A-5 notes.......................      0.255%                0.150%
Class B notes.........................      0.270%                0.160%
Class C notes.........................      0.300%                0.180%
Class D notes.........................      0.360%                0.220%

          The notes are a new issue of securities with no established trading market. The seller has been advised by the underwriter that the underwriter intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

          In connection with the offering of the notes, the underwriter may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of notes than they are required to purchase in the offering of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering of the notes is in progress. "Naked" short sales are any sales in excess of the amount of notes the underwriters are purchasing. The underwriter must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for, or purchases of, the notes made by the underwriter in the open market prior to the completion of the offering.

          These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

          The seller estimates that its share of the total expense of the offering of notes, excluding underwriting discounts and commissions, will be approximately $493,000.

          The seller has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

          Certain legal matters with respect to the notes will be passed upon for the seller and the underwriter by Stroock & Stroock & Lavan LLP.

                                GLOSSARY OF TERMS

          "AVAILABLE COLLECTIONS" means, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment
Date:

          o    all payments collected with respect to the receivables;

          o all Liquidation Proceeds attributable to receivables which became Defaulted Receivables during such Collection Period in accordance with the servicer's customary servicing procedures, and all recoveries in respect of Defaulted Receivables which were written off in prior Collection Periods;

          o the purchase amount received with respect to each receivable that became a purchased receivable during such Collection Period; and

          o partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums; provided, however, that in calculating the Available Collections the following will be excluded: (1) all payments and proceeds, including Liquidation Proceeds, of any receivables the purchase amount of which has been included in the Available Collections in a prior Collection Period and (2) amounts consisting of any late, and other administrative fees and expenses payable to the servicer as part of the Servicing Fee.

          "AVAILABLE FUNDS" means, for any Payment Date, the sum of the Available Collections for such Payment Date and any investment earnings accrued in the Reserve Account since the prior Payment Date.

          "AVERAGE SIXTY-DAY DELINQUENCY RATIO" means the ratio of the average of the aggregate principal balances of receivables delinquent 60 days or more during the preceding three Collection Periods to the average Pool Balance during such preceding Collection Periods.

          "BUSINESS DAY" means a day that is not a Saturday or a Sunday and that in the States of New York and California and the state in which the corporate trust office of the owner trustee or the indenture trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLECTION ACCOUNT" means an account maintained at the indenture trustee, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

          "COLLECTION PERIOD" means each calendar month during the term of the sale and servicing agreement. With respect to any Determination Date or Payment Date, the "related Collection Period" or the "preceding Collection Period" means the Collection Period preceding the month in which such Determination Date or Payment Date occurs and the "second Collection Period preceding" means the Collection Period two months preceding the month in which such Determination Date or Payment Date occurs.

          "CONTROLLING CLASS" means, with respect to any outstanding notes, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding, and thereafter the Class D notes as long as any Class D notes are outstanding -- excluding in each case notes held by the seller, the servicer or their affiliates.

          "CROSSOVER DATE" means the July 2005 Payment Date.

          "CUMULATIVE REALIZED LOSSES" means with respect to any Payment Date
(1) the aggregate principal balance of all receivables that have become Defaulted Receivables during any Collection Period from the cut-off date through the Collection Period preceding the Payment Date minus (2) all Liquidation Proceeds.

         "DEFAULTED RECEIVABLE" means, with respect to any Collection Period, a receivable (other than a receivable repurchased by Wells Fargo Bank, the seller or the servicer) which the servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices (and, in no event later than the end of the Collection Period during which any payment on a receivable shall have been 120 days past due).

          "DETERMINATION DATE" means, with respect to any Collection Period, two Business Days preceding the related Payment Date.

          "ELIGIBLE INVESTMENTS" means any one or more of the following types of investments:

          o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          o demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the seller, indenture trustee or owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by United States federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

          o commercial paper (including commercial paper of any affiliate of seller) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1 and from Moody's of P-1;

          o investments in money market funds (including funds for which the indenture trustee or owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

          o bankers' acceptances issued by any depository institution or trust company referred to in the second bullet point above;

          o repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

          o any other investment with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade or withdraw its then current rating of any class of notes.

         "EVENT OF DEFAULT" means an event of default under the indenture, as described in "Description of the Notes - Provisions of the Indenture -- Events of Default; Rights upon Event of Default" in the attached prospectus.

          "EVENT OF SERVICING TERMINATION" consists of any of the events specified under "Certain Matters Regarding the Servicer - Servicer Defaults" in the attached prospectus.

          "FINAL SCHEDULED PAYMENT DATE" for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

          "FIRST PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A notes on such preceding Payment Date); over (b) the Pool Balance at the end of the related Collection Period; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Payment Date (prior to giving effect to any principal payments made on the notes on such Payment Date); and provided, further that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of a class of Class A notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such class of Class A notes and all earlier maturing classes of Class A notes to zero.

         "INTEREST DISTRIBUTION ACCOUNT" means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

         "INTEREST PERIOD" means, with respect to any Payment Date, from and including the closing date-in the case of the first Payment Date -- or from and including the twentieth day of the calendar month preceding each Payment Date to but excluding the twentieth day of the following calendar month.

          "LIQUIDATION PROCEEDS" means, with respect to any receivable that has become a Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered after the charge-off of the related receivable or as a result of any recourse against the related dealer) on such Defaulted Receivable net of any expenses incurred by the servicer in connection with such Defaulted Receivable and any payments required by law to be remitted to the related obligor.

         "NOTE DISTRIBUTION ACCOUNT" means the account designated as such, established and maintained at the indenture trustee as such pursuant to the sale and servicing agreement.

          "PAYMENT DATE" means the date on which the trust will pay interest and principal on the notes, which will be the twentieth day of each month or, if any such day is not a Business Day, on the next Business Day. The first Payment Date will be July 20, 2001.

          "POOL BALANCE" will represent the aggregate principal balance of the receivables at the end of the preceding Collection Period, or in the case of the first Collection Period, the cut-off date, after giving effect to all payments received from obligors, Liquidation Proceeds and purchase amounts to be remitted all for such Collection Period and all realized losses during such Collection Period.

          "PRINCIPAL DISTRIBUTION ACCOUNT" means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

          "PRINCIPAL DISTRIBUTION AMOUNT" for a Payment Date will be the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount, the Third Priority Distribution Amount and the Regular Principal Distribution Amount with respect to such Payment Date.

          "RECORD DATE" with respect to any Payment Date means the day immediately preceding the Payment Date or, if the notes are issued as definitive notes, the last day of the preceding month.

          "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date, an amount not less than zero equal to (x) the sum of (a) the decrease in the Pool Balance during the related Collection Period plus (b) the portion, if any, of the Regular Principal Distribution Amount payable on the prior Payment Date that was not paid on the prior Payment Date minus (y) the sum of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, and the Third Priority Principal Distribution Amount, if any, previously deposited to the Principal Distribution Account each with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Payment Date -- after giving effect to any principal payments made on the notes on such Payment Date in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any and the Third Priority Principal Distribution Amount, if any; and provided, further, that the Regular Principal Distribution Amount on or after (1) the Class C Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero, (2) the Class D Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D notes to zero and (3) the Class E Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class E notes to zero.

          "RESERVE ACCOUNT" means an account, maintained at the indenture trustee held in the name of the indenture trustee for the benefit of the noteholders, into which the indenture trustee, as instructed by the servicer pursuant to the provisions of the sale and servicing agreement, may make the deposits and withdrawals specified in the prospectus and this prospectus supplement.

          "RESERVE ACCOUNT REQUIRED AMOUNT" means, with respect to any Payment Date, the lesser of (1) $3,080,720.46 (1.00% of the Pool Balance as of the cut-off date) and (2) the then outstanding principal balance of the notes.

          "RESERVE ACCOUNT TRANSFER AMOUNT" means, with respect to any Payment Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date, and (b) the amount, if any, by which (1) the Total Required Payments for such Payment Date exceeds (2) the Available Funds for such Payment Date.

          "SECOND PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date, an amount not less than zero equal to (i) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and Class B Notes on such preceding Payment Date) over (b) the Pool Balance at the end of the related Collection Period, minus (ii) the First Priority Principal Distribution Amount, if any, previously deposited to the Principal Distribution Account with respect to such Payment Date; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the aggregate outstanding principal amount of the Notes on such Payment Date-- after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, if any; and provided, further that the Second Priority Principal Distribution Amount on or after the Class B Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

          "SERVICING FEE" means, for each Collection Period, an amount equal to the sum of (1) the product of one-twelfth of 1% per annum and the Pool Balance as of the first day of that Collection Period and (2) a supplemental servicing fee equal to late fees and extension fees collected during such Collection Period in an amount up to $20 per receivable (per occurrence) and payment holiday extension fees collected during such Collection Period in an amount up to $15 per receivable (per occurrence).

          "TOTAL DISTRIBUTION AMOUNT" means, for each Payment Date, the sum of: the Available Funds and the Reserve Account Transfer Amount, in each case in respect of such Payment Date.

          "THIRD PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment Date, an amount not less than zero equal to (i) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the Class A Notes, Class B Notes and Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on such preceding Payment Date) over (b) the Pool Balance at the end of the related Collection Period preceding such Payment Date, minus (ii) the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, previously deposited to the Principal Distribution Account with respect to such Payment Date; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the aggregate outstanding principal amount of the Notes on such Payment Date -- after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, if any and the Second Priority Principal Distribution Amount, if any; and provided, further that the Third Priority Principal Distribution Amount on or after the Class C Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

          "TOTAL REQUIRED PAYMENT" means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the fees and expenses (subject to the annual caps) payable to the indenture trustee and the owner trustee, the accrued and unpaid interest on the Class A notes, the First Priority Principal Distribution Amount, the accrued and unpaid interest on the Class B notes, the Second Priority Principal Distribution Amount, the accrued and unpaid interest on the Class C notes, the Third Priority Principal Distribution Amount, the accrued and unpaid interest on the Class D notes, the accrued and unpaid interest on the Class E notes and the Regular Principal Distribution Amount; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the fees and expenses payable to the indenture trustee and the owner trustee, the accrued and unpaid interest on the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes and the amount necessary to reduce the outstanding principal amount of all the notes to zero.

          "TRIGGER EVENT" will be in effect for a Payment Date commencing with the Crossover Date if one of the following conditions occur:

          o the Average Sixty-Day Delinquency Ratio as of the last day of the related Collection Period exceeds 5.00%;

          o the Cumulative Realized Losses as of the last day of the related Collection Period exceeds the following percentages of the original Pool Balance for the specified Payment Date:

                  July 2005 through June 2006.................        3.50%
                  July 2006 through June 2007.................        4.25%
                  July 2007 and after.........................        5.00%;

          o the amount on deposit in the Reserve Account for two consecutive Payment Dates is less than the Reserve Account Required Amount provided that this Trigger Event will no longer be in effect if the amount on deposit in the Reserve Account for three consecutive Payment Dates thereafter equals the Reserve Account Required Amount; or

          o the aggregate outstanding principal amount of the notes (including the Class E notes) immediately preceding the Payment Date is greater than the Pool Balance as of the last day of the second Collection Period preceding the Payment Date.

                                   PROSPECTUS

                              ACE SECURITIES CORP.
                                     Company

                            Asset Backed Certificates
                               Asset Backed Notes
                              (Issuable in Series)

           Auto and Boat Receivables and Receivables Securities Trusts
                              --------------------
The Trust:

     Each trust will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust will generally consist of:

1.  One or more pools of

          A.

               o boat installment loan agreements or boat retail installment sale contracts secured by new and used boats, boat motors, jet skis and waverunners, and security interests in the boat products financed by the boat installment loan agreements or retail installment sale contracts, or

               o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above; and

          B.   One or more pools of

               o motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and/or trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts, or

               o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2.   Government Securities;

3. All monies due under the above assets, which may be net of amounts payable to the servicer; and

4. Funds or accounts established for the related trust, or one or more forms of enhancement.

     The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

The Securities:

     ACE Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

     Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is June 21, 2001

                                TABLE OF CONTENTS

Risk Factors.................................................................3
The Company..................................................................8
The Trusts...................................................................8
The Trustee..................................................................9
The Receivables Pools........................................................9
The Collateral Certificates.................................................11
The Government Securities...................................................13
Weighted Average Life of the Securities.....................................21
Pool Factors and Trading Information........................................22
The Seller and the Servicer.................................................23
Use of Proceeds.............................................................23
Description of the Notes....................................................23
Description of the Certificates.............................................29
Certain Information Regarding the Securities................................30
Description of the Transfer and Servicing Agreements........................34
Certain Matters Regarding the Servicer......................................43
Certain Legal Aspects of the Receivables....................................46
Material Federal Income Tax Consequences....................................52
State and Local Tax Considerations..........................................71
ERISA Considerations........................................................72
Plan of Distribution........................................................78
Legal Matters...............................................................79
Prospectus Supplement.......................................................79
Reports to Securityholders..................................................79
Available Information.......................................................79
Incorporation of Certain Documents by Reference.............................80
INDEX OF TERMS..............................................................81
Annex I Global Clearance, Settlement and Tax Documentation Procedures......I-1

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                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY MAY RESULT       There will be no market for the securities of
IN DELAYS IN YOUR ABILITY          any series prior to their issuance, and there
TO SELL SECURITIES OR LOWER        can be no assurance that a secondary market
RETURNS                            will develop. If a secondary market does
                                   develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Deutsche Banc Alex. Brown Inc.
                                   presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS - NO   The securities of a series will be payable
RECOURSE TO COMPANY, SELLER OR     solely from the assets of the trust fund for
SERVICER                           that series. Except for any related insurance
                                   policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

                                   The only obligations, if any, of the company with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

LIMITS ON ENHANCEMENT MAY RESULt   Although we intend the enhancement for the
IN LOSSES TO YOU                   securities to reduce the risk of delinquent
                                   payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

TIMING AND RATE OF PREPAYMENTS
MAY RESULT IN LOWER YIELD          The yield to maturity experienced by a holder
                                   of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

                                   o    the extent of prepayments, which may be
                                        influenced by a variety of factors,

                                   o    the manner of allocating principal
                                        payments among the classes of securities of a series as specified in the related prospectus supplement, and

                                   o    the exercise of any right of optional
                                        termination.

                                   Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of representations or warranties.

                                   Interest payable on the securities of a
                                   series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

RISKS OF SUBORDINATED SECURITIES   To the extent specified in the applicable
                                   prospectus supplement, distributions of
                                   interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

POTENTIAL LACK OF SECURITY         The company will assign security interests in
                                   the financed vehicles securing the
                                   receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

                                   To the extent that the trust's security
                                   interest in a financed boat is perfected, the trust will have a prior claim over subsequent purchasers of such financed boat and holders of subsequently perfected security interests in such financed boat. Under the laws of many states, certain possessory liens for repairs on a boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority even over a perfected security interest. Under the Ship Mortgage Statutes, certain preferred maritime liens will have priority over security interests in financed boats perfected under federal law. Certain federal tax liens may have priority over the lien of a secured party. In addition, through fraud or negligence, the trust could lose its security interest or the priority of its security interest in a financed boat. If a security interest in a financed boat is initially perfected (by titling or UCC filing) under applicable state law and the financed boat subsequently is federally documented, the trust could lose the priority of its security interest in such financed boat to a purchaser thereof or to the holder of a subsequently perfected Preferred Mortgage covering such financed boat. See "Certain Legal Aspects of the Receivables--Security Interests in the Financed Vehicles." ACE Securities Corp. shall not have an obligation to repurchase a contract as to which any of the aforementioned occurrences result in the trust's losing the priority of its security interest or its security interest in such financed boat after the date such security interest was conveyed to the trust.

RISK OF COMMINGLING                We will require the servicer to deposit all
                                   payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

                                   Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

REMOVAL OF A SERVICER AFTER A
SERVICER DEFAULT                   The related prospectus supplement may provide
                                   that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

BOOK-ENTRY REGISTRATION--
BENEFICIAL OWNERS NOT
RECOGNIZED BY TRUST                Issuance of the securities in book-entry form
                                   may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

                                   You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

THE SECURITIES MAY NOT BE A
SUITABLE INVESTMENT FOR YOU        The securities are not a suitable investment
                                   if you require a regular or predictable
                                   schedule of payments or payment on any
                                   specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE RATINGS FOR THE SECURITIES
ARE LIMITED IN SCOPE, MAY NOT
CONTINUE TO BE ISSUED AND DO NOT
CONSIDER THE SUITABILITY OF THE
SECURITIES FOR YOU                 We will issue a class of securities under
                                   this prospectus only if that class receives the rating specified in the prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of certificate balance. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

                                   THE COMPANY

     ACE Securities Corp., the company, is special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the company are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The company does not have, nor is it expected in the future to have, any significant assets.

     The limited purposes of the company are, in general, to acquire, own and sell loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in loans and other financial assets, collections on the loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

     All of the shares of capital stock of the company are held by Altamond Holdings Corp., a Delaware corporation.

                                   THE TRUSTS

     With respect to each series of securities, ACE Securities Corp. will establish a separate trust (each, a "Trust") pursuant to a trust agreement (a "Trust Agreement") between the company and the related trustee or pooling and servicing agreement (a "Pooling and Servicing Agreement") among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

     o amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a "Sale and Servicing Agreement") among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

     o security interests in vehicles or other products financed by the Receivables (the "Financed Vehicles") and any other interest of the originator in the Financed Vehicles;


     o the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

     o any property that has secured a Receivable and that has been acquired by the applicable Trust; and

     o    any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

     The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus and "Description of the Transfer and Sale and Servicing Agreement--Servicing Compensation" in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, the servicer may retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets". In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

     If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

                                   THE TRUSTEE

     The trustee for each Trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

     The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by: (1) new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans, trucks, buses and/or trailers (the "Automobile Receivables") and (2) new and used boats, boat motors, jet skis and/or waverunners (the "Boat Receivables", and together with the Automobile Receivables, the "Receivables") in a Receivables Pool have been or will be originated or acquired by an originator in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

     The Receivables to be sold to each Trust will be selected for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

     o    is secured by a new or used vehicle,

     o was originated or acquired, either from a motor vehicle dealer or a financial institution, by the originator,

     o provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

     o    is a Precomputed Receivable or a Simple Interest Receivable and

     o satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed to be adverse to Securityholders were or will be used in selecting the Receivables.

     "Precomputed Receivables" consist of either (1) monthly actuarial receivables ("Actuarial Receivables") or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78s Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Information concerning the experience of the servicer pertaining to delinquencies, repossessions and net losses with respect to loans it services will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

                           THE COLLATERAL CERTIFICATES

     The primary assets ("Primary Assets") for a series will include Receivables or Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

     The issuer of the Collateral Certificates (the "Underlying Issuer") will be

     o a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

     o a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

     o    one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company. The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

     Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

ENHANCEMENT RELATING TO COLLATERAL CERTIFICATES

     Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

ADDITIONAL INFORMATION

     The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

     o the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

     o the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

     o    the expected and final maturity of the Collateral Certificates;

     o    the interest rate of the Collateral Certificates;

     o the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

     o characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

     o the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

     o the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

                            THE GOVERNMENT SECURITIES

     Primary Assets for a series may include, but will not consist entirely of, any combination of

     o receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds ("Treasury Bonds"),

     o    Treasury Bonds and

     o other debt securities ("GSEs Bonds") of United States government sponsored enterprises ("GSEs"; and together with Treasury Strips and Treasury Bonds, collectively, "Government Securities").

     The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

     The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

     (1) the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;

     (2) the limit, if any, upon the aggregate principal amount of the Government Security;

     (3) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;

     (4) the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

     (5) whether the Government Security was issued at a price lower than the principal amount of that Government Security;

     (6) material events of default or restrictive covenants provided for with respect to the Government Security;

     (7)  the rating of the Government Security, if any;

     (8)  the issuer of each Government Security;

     (9) the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement); and

     (10) any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities' pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and
(5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

TREASURY BONDS

     Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

TREASURY STRIPS

     In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

     In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under "--Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

     Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

     A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE BONDS

     As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), Federal Home Loan Banks ("FHLB"), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the securities Act pursuant to
Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a "GSE Issuer"). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

     Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

     GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

THE FEDERAL NATIONAL MORTGAGE ASSOCIATION

     Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

     Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

THE FEDERAL HOME LOAN MORTGAGE CORPORATION

     Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

     Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

THE STUDENT LOAN MARKETING ASSOCIATION

     Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

     Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

THE RESOLUTION FUNDING CORPORATION

     REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

     The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

     Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

THE FEDERAL HOME LOAN BANKS

     The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

     The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

TENNESSEE VALLEY AUTHORITY

     TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

     TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

FEDERAL FARM CREDIT BANKS

     The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

     The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

     Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

PRIVATE LABEL CUSTODY RECEIPT SECURITIES

     If so specified in the applicable prospectus supplement, the Trust for a series may include, but will not consist entirely of, any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian ("Private Label Custody Strips") and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

     The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

     (1) the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

     (2) the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

     (3) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

     (4) the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

     (5) whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

     (6) material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

     (7)  the rating of each Private Label Custody Receipt Security, if any;

     (8)  the issuer of each Private Label Custody Receipt Security;

     (9) the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement; and

     (10) any other material terms of each Private Label Custody Receipt
          Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

     The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each Trust will be provided with an opinion of Federal Tax Counsel to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

PRIVATE LABEL CUSTODY STRIPS

     The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

     The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for the receipts was segmented.

     In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

     Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

     A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO STRIPS

     A REFCO Bond may be divided into its separate components, consisting of:
(1) each future semiannual interest distribution (an "Interest Component"); and
(2) the principal payment (the "Principal Component") (each component individually referred to in this prospectus as a "REFCO Strip"). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

     For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

     A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company, an originator or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term "prepayments" means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related originator. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the company, an originator or the seller will be obligated to repurchase Receivables from a given Trust as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Servicing Procedures". See also "Certain Matters Regarding the Servicer--Termination" regarding the servicer's option to purchase Primary Assets from a given Trust.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The "Certificate Pool Factor" for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder's portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder's Note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder's portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

     As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-- Statements to Securityholders".

                           THE SELLER AND THE SERVICER

     Information with respect to the originator, the seller and the servicer will be set forth in the related prospectus supplement.

                                 USE OF PROCEEDS

     If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

                            DESCRIPTION OF THE NOTES

     Each owner trust will issue one or more classes of notes pursuant to an indenture (an "Indenture") between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

     If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the "Depository"). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a Note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities".

DISTRIBUTION OF PRINCIPAL AND INTEREST

     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See "Certain Matters Regarding the Servicer--Termination".

     To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

     The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See "Description of the Transfer and Servicing Agreements--Distributions" and"--Credit and Cash Flow Enhancement".

     In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

     If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

PROVISIONS OF THE INDENTURE

     Events of Default; Rights upon Event of Default. Unless otherwise provided in the related prospectus supplement, "Events of Default" in respect of a series of notes under the related Indenture will consist of:

     (1) a default for five days or more in the payment of any interest on any Note;

     (2) a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;

     (3) a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer's Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

     (4) any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer's Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

     (5) particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

     (6)  any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

     If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

     If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of the series, unless

     o    the holders of all outstanding notes consent to the sale,

     o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

     o the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

     Except to the extent provided in the related prospectus supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless:

     o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

     o the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

     o the holder or holders have offered the indenture trustee reasonable indemnity;

     o the indenture trustee has for 60 days failed to institute a proceeding; and

     o no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

     With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a Certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

     No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     o the entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

     o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

     o the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

     o the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

     o any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

     o the Trust has delivered to the related indenture trustee an Officer's Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

     No owner trust will:

     o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

     o claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

     o    dissolve or liquidate in whole or in part;

     o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

     o permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics' or similar lien, in the asset of the Trust.

     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     MODIFICATION OF INDENTURE. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected by the related supplemental indenture, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate specified on any Note or the redemption price with respect to any Note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

     o impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

     o reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

     o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

     o reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

     o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the related Indenture.

     An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

     (1)  to cure any ambiguity;

     (2)  to correct or supplement any provisions in the Indenture; or

     (3) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

     ANNUAL COMPLIANCE STATEMENT. Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE

     The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the Holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

                         DESCRIPTION OF THE CERTIFICATES

     Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

     If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a Certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities". Any Certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

     In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of securities will be Cede. Beneficial owners of the securities ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

     DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Except as required by law, none of Deutsche Banc Alex. Brown Inc., the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE SECURITIES

     If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form ("Definitive notes" and "Definitive certificates", respectively, and, collectively, "Definitive Securities") to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

     o the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

     o the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

     o after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

STATEMENTS TO SECURITYHOLDERS

     With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

     (1) the amount of the distribution allocable to principal of each class of securities of the series;

     (2) the amount of the distribution allocable to interest on each class of securities of the series;

     (3) if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

     (4) the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

     (5) the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

     (6) the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

LIST OF SECURITYHOLDERS

     Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

     Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

     o each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

     o each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,

     o each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

     o in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the "Transfer and Servicing Agreements").

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

SALE AND ASSIGNMENT OF PRIMARY ASSETS

     In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, the entity specified in the related prospectus supplement will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

     In each Receivables Purchase Agreement one or more entities will represent and warrant to the company, among other things, that

     o the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

     o the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle;

     o on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

     o at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the originator;

     o each Receivable, at the time it was originated, complied and, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

     o any other representations and warranties that may be set forth in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the company so elects, the last day of the first Collection Period, following the discovery by or notice to the company of any breach of a representation and warranty that materially and adversely affects the interests of the related Trust in any Receivable, the company will be obligated to repurchase the Receivable or cause the related entity to repurchase the Receivables or cause the related entity to repurchase the Receivables, unless the breach is cured in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

     On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

     Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller or originator under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the applicable entity does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company nor any other entity will have any other obligation with respect to the Primary Assets or the securities.

TRUST ACCOUNTS

     With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain,
(a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Note Distribution Account"). With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "Certificate Distribution Account"). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

     If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the "Payahead Account"), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

     For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

PRE-FUNDING

     If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

     (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

          (1) obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,

          (2) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

          (3) certificates of deposit having a rating in the highest rating category from each Rating Agency or

          (4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

     (b) demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

     (c) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

     (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

     (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

     (f) any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

     During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

     o the Pre-Funding Period will not exceed 90 days from the related closing date;

     o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

     o the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

SERVICING PROCEDURES

     To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust's agent, of the related Receivables and any other documents relating to the Receivables. The seller's and the servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

     The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the "Final Scheduled Maturity Date" (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

     With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a "Collection Period") into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, unless otherwise provided in the related prospectus supplement, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

     Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the "Payaheads") will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

ADVANCES

     If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a "Precomputed Advance"). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a "Simple Interest Advance", and together with Precomputed Advances, "Advances"). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

NET DEPOSITS

     For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under "Collections" above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related prospectus supplement (the "Servicing Fee Rate") of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

     To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer's normal practices and procedures.

     If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

DISTRIBUTIONS

     With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

     With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

     The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

     Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the "Reserve Account"), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer's accounting records and computer files with respect to the servicer's compliance and other matters.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

STATEMENTS TO TRUSTEES AND THE TRUST

     Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under "Certain Information Regarding the Securities--Statements to Securityholders".

                     CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer's performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

SERVICER DEFAULTS

     A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

     (1) any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given by the applicable entity;

     (2) any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer by the applicable entity;

     (3) specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

     (4) any other events as may be set forth in the related prospectus supplement.

RIGHTS UPON SERVICER DEFAULT

     Unless otherwise set forth in the related prospectus supplement, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

WAIVER OF PAST DEFAULTS

     To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.

AMENDMENT

     Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

     (1)  to cure any ambiguity,

     (2) to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

     (3) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

     The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

PAYMENT IN FULL OF THE NOTES

     Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

TERMINATION

     The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

     o the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

     o the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

     o    the occurrence of either event described below.

     The entity specified in the related prospectus supplement will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if entity specified in the related prospectus supplement is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

     If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN FINANCED VEHICLES

     In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title. However, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected as described above; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfecting security interests in documented boats.

     The contracts may represent marine retail installment sale contracts purchased from Dealers or direct loans to Obligors secured by boats (the "Financed Boats"). When originated, each contract may have granted a security interest in the Financed Boat financed thereby. Each such security interest would be required to be perfected under applicable state law and, in the case of certain Financed Boats described below, under applicable federal law. Generally, security interests in boats may be perfected in one of three ways: (i) in "title" states, by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle or wildlife department or other appropriate state agency; (ii) in non-title states, by filing a UCC-1 financing statement; and (iii) in respect of a boat eligible for documentation under federal law, by filing all documents necessary to create a first preferred ship mortgage (a "Preferred Mortgage") under the Ship Mortgage Act of 1920 (1988 Recodification) ss. 30101 et seq. (the "Ship Mortgage Statutes"). Vessels that meet the federal five net ton standard (determined in a manner prescribed by 46 CFR Part 69 (Measurement of Vessels)) qualify for documentation under federal law ("U.S. Documentable Boats"). However, federal documentation of vessels used exclusively for recreational purposes is discretionary.

     In the event that the originator of a contract failed to perfect the security interest in a Financed Boat (for example, by complying with the UCC rather than the applicable certificate of title statute, or by failing to comply with applicable state title law, or the Ship Mortgage Statutes or applicable United States Coast Guard (the "Coast Guard") regulations), such originator would not have a perfected first priority security interest in such Financed Boat. In this event, if third party liens equal or exceed the value of the Financed Boat, the only recourse of the Trust would be against the Obligor on an unsecured basis, or, if applicable, against a Dealer or financial intermediary pursuant to its repurchase obligation or against the Originator or Seller.

     Under the Ship Mortgage Statutes, in the absence of an assignment of record of a Preferred Mortgage, the assignment of the related contract by itself will not convey the perfected preferred mortgage lien on the Financed Boat subject to such Preferred Mortgage and the Trust will not have a perfected security interest in such Financed Boat. However, to the extent specified in the related prospectus supplement, pursuant to the Sale and Servicing Agreement, the Company will agree to cause filings of the assignments to the Trust of certain specified Preferred Mortgages (each a "Designated Preferred Mortgage") showing the chain of ownership of each such Preferred Mortgage from the originator of each such contract to the Trust, within the time period specified in the related Sale and Services Agreement. However, due to administrative burden and expense, assignments may not be made of all Preferred Mortgages relating to the contracts. Under the Ship Mortgage Statutes, in the absence of an assignment of a Preferred Mortgage, or in the event an assignment of a Preferred Mortgage is not effective, the Trust will not have a perfected security interest in the related Financed Boat as against third parties without knowledge of the transfer. In such case, if third party liens equal or exceed the value of such Financed Boat, the only recourse of the Trust would be against the related Obligor on an unsecured basis.

     Under the laws of many states, certain possessory liens for repairs performed on a Financed Boat and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a boat in connection with illegal activities, may take priority over a security interest perfected under state law. Certain U.S. federal tax liens may also have priority over the security interest of a secured party. Under the Ship Mortgage Statutes, a Preferred Mortgage supersedes a perfected state law security interest, a state or federally created lien or forfeiture rights (so long as the secured party is innocent of wrongdoing) other than preferred maritime liens such as those arising under federal statutory or common-law for captain's or crew's wages, tort claims (so-called "general average" claims) and salvage claims. Maritime liens arising under federal law or state laws for repair, storage or supplies which are subordinate to a preferred ship mortgage lien typically have priority over state security interests under federal law or under applicable law of the state where the contract was originated or under applicable law of the state to which the related Financed Boats may have been relocated. Preferred federal maritime liens are, of course, also prior to all state created security interests or liens. Such liens could arise at any time during the term of a contract. No notice will be given to the Owner Trustee or the Indenture Trustee in the event such a lien arises.

     Generally all of the Receivables name the originator as obligee or assignee and as the secured party. The originator will take all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the originator's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title or file a UCC-1 Financing Statement. If the originator, because of clerical error or otherwise, has failed to take action with respect to the Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, originator among others, subsequent purchasers of the Financed Vehicle that give value without notice of the originator's security interest and to whom a certificate of ownership is issued in the purchaser's name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The originator's security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

     Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the company will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, the certificate of title will not be amended to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

     In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle's certificate of title, and the assignee succeeds by assignment to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the originator's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the originator's representations and warranties under the related Receivables Purchase Agreement and the company will be required to repurchase (or cause the repurchase) the Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Risk Factors--Potential Lack of Security".

     Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the originator must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer's perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the boat would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the originator or seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the originator or seller under the related Receivables Purchase Agreement.

REPOSSESSION

     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Receivables Purchase Agreement the seller or originator will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller's or originator's representation and warranty and would create an obligation of the company to repurchase (or cause the repurchase) the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes ("Note Owners") or certificates ("Certificate Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement ("Federal Tax Counsel") regarding some related federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

TRUSTS WHICH ARE NOT TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUSTS.

     In the case of a Trust which is not intended to be treated as a grantor trust (an "owner trust"), Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

TAX CONSEQUENCES TO NOTE OWNERS.

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners' method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

     INTEREST INCOME ON THE NOTES-GENERAL. Expect as discussed below, interest on a note generally is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

     ORIGINAL ISSUE DISCOUNT. Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

     Each Trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the "OID Regulations"). The OID Regulations concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the notes.

     The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under"--Payment Lag Notes; Initial Period Considerations," and"--Qualified Stated Interest," and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

     The Note Owner of a note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note's stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods. Such a Note Owner may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such Note Owner is entitled. However, Treasury regulations do not address this issue.

     A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

     QUALIFIED STATED INTEREST. Interest payable on a note which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm's length dealing or that the Note Owner does not intend to enforce are not considered.

     PREMIUM. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

     PAYMENT LAG NOTES; INITIAL PERIOD CONSIDERATIONS. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     VARIABLE RATE NOTES. Under the OID Regulations, notes paying interest at a variable rate (each, a "Variable Rate Note") are subject to special rules. A Variable Rate Note will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Notes that qualify as "variable rate debt instruments" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Note"), original issue discount is computed as described above in"--Interest Income on the Notes--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or
(b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate Note other than a Single Variable Rate Note (a "Multiple Variable Rate Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in"--Interest Income on the Notes--Original Issue Discount." A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

     If a Variable Rate Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point.

     MARKET DISCOUNT. A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

     In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner's interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

     Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under"--Interest Income on the Notes--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

     SALES OF NOTES. If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. A holder's adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss provided the Note is held as a capital asset, gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under"--Interest Income on the Notes--Market Discount." Further, the notes will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

     SHORT-TERM NOTES. In the case of a note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, "Short-Term Accruers") are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

     Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Note Owner's income with respect to the Note.

     FOREIGN INVESTORS IN NOTES. Except as discussed below, a Note Owner that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. A "Foreign Person" is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

     BACKUP WITHHOLDING ON NOTES. Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status (this rate, called the backup withholding rate, will be reduced to 30.5% effective August 7, 2001, and further reduced gradually to 28% by the year 2006). Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner's federal income tax.

TAX CONSEQUENCES TO CERTIFICATE OWNERS OF OWNER TRUST

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust. Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable Prospectus Supplement.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

     The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

     The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

     o the interest or other income that accrues on the certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related certificate pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

     o any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     o any prepayment premium payable to the Certificate Owners for the applicable month; and

     o any other amounts of income payable to the Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

     Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire certificate pass-through rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

     DISCOUNT AND PREMIUM. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Premium" and"-- Market Discount" above. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis. Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See " Tax Consequences to Note Owners--Original Issue Discount" above.

     If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust. The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner's share, determined under Treasury Regulations, of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

     SECTION 731 DISTRIBUTIONS. In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificate Owner's interest in the Certificate. To the extent that the amount of money distributed exceeds that Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner's interest. Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

     SECTION 754 ELECTION. In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust current does not intend to make an election under Section 754 of the Code. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or cause to be kept complete and accurate books of the Trust. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

     o    the name, address and identification number of such person,

     o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     o particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

     A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

     TAXATION OF TAX EXEMPT OWNERS. Certificate Owners that are tax-exempt will be subject to the tax on unrelated business taxable income (also known as UBTI), if the trust has issued other securities that are debt, or treated as debt, for federal income tax purposes.

     TAXATION OF CERTAIN FOREIGN CERTIFICATE OWNERS. As used below, the term "Non-United States Owner" means a Certificate Owner that is not a United States person, as defined under "Tax Consequences to Note Owners--Foreign Investors in Notes," above.

     It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

     Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

     The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under
Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

     BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status (this rate, called the backup withholding rate, will be reduced to 30.5% effective August 7, 2001, and further reduced gradually to 28% by the year
2006). Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner's federal income tax.

GRANTOR TRUSTS

     CHARACTERIZATION. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as "grantor trust certificates".

     TAXATION OF GRANTOR TRUST CERTIFICATEHOLDERS. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

     A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

     The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "Trusts Which Are Not Treated as Grantor Trusts--Tax Consequences to Note Owners--Original Issue Discount" above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see "Trusts Which Are Not Treated as Grantor Trusts--Tax Consequences to Note Owners-- Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code. Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount. See "Trusts Which Are Not Treated As Grantor Trusts--Tax Consequences to Note Owners-- Short-Term Notes" above.

     The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

     MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Trusts Which Are Not Treated as Grantor Trusts --Tax Consequences to Note Owners--Market Discount" above. As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See " Tax Consequences to Note Owners--Original Issue Discount" above.

     PREMIUM. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "Trusts Which Are Not Treated as Grantor Trusts --Tax Consequences to Note Owners--Premium" above.

     STRIPPED CERTIFICATES. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Trusts Which Are Not Treated As Grantor Trusts--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

     o if any servicing compensation is deemed to exceed a reasonable amount (see "Taxation of Grantor Trust Certificateholders," above);

     o if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

     o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust's assets; or

     o if certificates are issued which represent the right to interest-only payments or principal-only payments.

     The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "Trusts Which Are Not Treated As Grantor Trusts--Tax Consequences to Note Owners--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

     SUBORDINATED CERTIFICATES. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

     The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

     Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

     If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

     o    received as distributions their full share of receipts;

     o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

     o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

     Under this analysis,

     o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

     o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

     o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The Treasury Regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See"--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

     PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner's adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

     Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income. See "--Market Discount," above. Further, grantor trust certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

     FOREIGN INVESTORS IN GRANTOR TRUST CERTIFICATES. A holder of grantor trust certificate who is not a "United States person" (as defined above at "Trusts Which Are Not Treated As Grantor Trusts--Tax Consequences to Note Owners--Foreign Investors in Notes") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

     Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at "Trusts Which Are Not Treated As Grantor Trusts--Tax Consequences to Note Owners--Foreign Investors in Notes") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

     BACKUP WITHHOLDING. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a "backup" withholding tax of 31% if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status (this rate, called the backup withholding rate, will be reduced to 30.5% effective August 7, 2001, and further reduced gradually to 28% by the year 2006). Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder's federal income tax.

                       STATE AND LOCAL TAX CONSIDERATIONS

     The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.


* * *


THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The company, underwriter of the Securities, the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets. In 29 C.R.F ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the company can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

UNDERWRITER EXEMPTION

     GENERAL DISCUSSION. The DOL has granted to Deutsche Banc Alex. Brown Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (collectively, the "Exemption") which is applicable to Certificates which meet its requirements whenever Deutsche Banc Alex. Brown Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include the Receivables and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

     GENERAL CONDITIONS OF EXEMPTION. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust must be secured. Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured Receivables, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of any (i) underwriter as defined in the Exemption, (ii) the company, (iii) the servicer, (iv) the counterparty of any "interest swap" (as described below) held as an asset of the Trust and (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the company pursuant to the assignment of the Receivables to the related Trust must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The company assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     RECENT AMENDMENTS TO EXEMPTION. PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the Trust and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a Trust which was a grantor trust, or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

     TYPES OF TRUSTS. The Amendment has expanded the types of permitted Trusts to include owner-trusts, as well as grantor trusts and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the company in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     DESIGNATED TRANSACTIONS. In the case where the Certificates are backed by Trust assets such as the Receivables which are secured motor vehicle receivables, credit instruments or obligations that bear interest or are purchased a discount as described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the Trust in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The Receivables are the type of assets which qualify for Designated Transaction treatment unless otherwise specified in the Prospectus Supplement.

     INSURANCE COMPANY GENERAL ACCOUNTS. In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

     PERMITTED ASSETS. The Amendment permits an interest-rate swap to be an asset of a Trust which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust asset if it:
(a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or company.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

     PRE-FUNDING ACCOUNTS. The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the Certificates are transferred to the Trust within a specified period following the Closing Date ("DOL Pre-Funding Period") (see below) instead of requiring that all such Receivables be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all Receivables transferred after the Closing Date (referred to here as "Additional Receivables") must meet the same terms and conditions for eligibility as the original Receivables used to create the Trust, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such Additional Receivables to the Trust during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Receivables in the Trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the Trust on the Closing Date. Fifth, either: (i) the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of the company; or (ii) an independent accountant retained by the company must provide the company with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the Closing Date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

     LIMITATIONS ON SCOPE OF THE EXEMPTION. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that: (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the Trust would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

     The Amendment to the Exemption permits Trust which are grantor trusts, owner-trusts, or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "LIMITATIONS ON SCOPE OF THE EXEMPTION."

     In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EMEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the "Underwriting Agreements"), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

     In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

     Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

     Pursuant to the Underwriting Agreement, the entities specified in the related prospectus supplement will indemnify the related Underwriters against specific civil liabilities, including liabilities under the Securities Act.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

     Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

     The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

     If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

     Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the company, by the law firms specified in the related prospectus supplement.

                              PROSPECTUS SUPPLEMENT

     The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

     o the interest rate and authorized denominations, as applicable, of each class of securities;

     o specific information concerning the Primary Assets and the related seller and servicer, as applicable;

     o the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

     o    information concerning any other assets in the related Trust;

     o the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

     o the extent to which any class within a series is subordinated to any other class of the same series; and

     o additional information with respect to the plan of distribution of the securities.

                           REPORTS TO SECURITYHOLDERS

     With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See "Certain Information Regarding the Securities--Statements to Securityholders."

                              AVAILABLE INFORMATION

     The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

     Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, telephone, (704)365-0569.

                                 INDEX OF TERMS

                                                                            PAGE

1997 Act.....................................................................71
Actuarial Receivables........................................................10
Advances.....................................................................41
Cede..........................................................................1
Certificate Distribution Account.............................................37
Certificate Owners...........................................................53
Certificate Pool Factor......................................................22
Code.........................................................................53
Collection Account...........................................................36
Collection Period............................................................40
Definitive certificates......................................................33
Definitive notes.............................................................33
Definitive Securities........................................................33
Depository...................................................................23
Distribution Date............................................................30
DTC...........................................................................1
Eligible Deposit Account.....................................................37
Eligible Institution.........................................................37
Eligible Investment..........................................................38
Eligible Investments.........................................................37
Events of Default............................................................25
Exchange Act.................................................................81
Fannie Mae...................................................................15
Farm Credit Act..............................................................19
FCA..........................................................................19
FCBs.........................................................................18
Federal Tax Counsel..........................................................53
FFCB.........................................................................15
FFEL.........................................................................17
FHLB.........................................................................15
FHLMC Act....................................................................16
Final Scheduled Maturity Date................................................40
Financed Vehicles.............................................................8
FIRREA.......................................................................17
Fiscal Agent.................................................................15
Freddie Mac..................................................................15
FTC Rule.....................................................................52
Funding Corporation..........................................................19
Government Securities........................................................13
grantor trust certificateholders.............................................67
grantor trust certificates...................................................67
GSE Issuer...................................................................15
GSEs.........................................................................13
GSEs Bonds...................................................................13
Indenture....................................................................23
Indirect Participants........................................................31
Interest Component...........................................................21
Investment Earnings..........................................................37
IRS..........................................................................53
MBS..........................................................................16
Multiple Variable Rate Note..................................................58
Non-United States Owner......................................................66
Note Distribution Account....................................................37
Note Owners..................................................................53
Note Pool Factor.............................................................22
Participants.................................................................31
Payahead Account.............................................................37
Payaheads....................................................................40
Pooling and Servicing Agreement...............................................8
Precomputed Advance..........................................................40
Precomputed Receivables......................................................10
Pre-Funded Amount............................................................38
Pre-Funding Account..........................................................38
Pre-Funding Period...........................................................38
Prepayment Assumption........................................................54
Presumed Single Qualified Floating Rate......................................57
Presumed Single Variable Rate................................................57
Primary Assets...............................................................11
Principal Component..........................................................21
Private Label Custody Receipt Securities.....................................19
Private Label Custody Strips.................................................19
Receivables..................................................................10
REFCO........................................................................19
REFCO Strip..................................................................21
Registration Statement.......................................................81
Related Documents............................................................27
Repurchase Amount............................................................36
Reserve Account..............................................................43
RTC..........................................................................17
Rule of 78s Receivables......................................................10
Rules........................................................................31
Sale and Servicing Agreement..................................................8
Sallie Mae...................................................................15
Schedule of Receivables......................................................35
Securities Act...............................................................81
Security Owners..............................................................31
Senior Certificates..........................................................69
Senior Class Percentage......................................................70
Servicer Default.............................................................44
Servicing Fee................................................................41
Servicing Fee Rate...........................................................41
Shortfall Amount.............................................................70
Short-Term Note..............................................................60
Simple Interest Advance......................................................41
Simple Interest Receivables..................................................10
Single Variable Rate Note....................................................57
Stripped Certificates........................................................69
Subordinate Certificates.....................................................69
Subordinate Class Percentage.................................................69
System.......................................................................18
Systemwide Debt Securities...................................................19
TEFRA........................................................................20
Transfer and Servicing Agreements............................................35
Treasury Bonds...............................................................13
Treasury Strips..............................................................13
Trust.........................................................................8
Trust Accounts...............................................................37
Trust Agreement...............................................................8
Trust Stripped Bond..........................................................69
Trust Stripped Coupon........................................................69
TVA..........................................................................15
TVA Act......................................................................18
UCC..........................................................................31
Underlying Issuer............................................................12
Underlying Servicer..........................................................11
Underlying Trust Agreement...................................................11
Underlying Trustee...........................................................12
Underwriting Agreements......................................................79
United States person.........................................................60
Variable Rate Note...........................................................56

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the globally offered securities (the "Global securities") will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company ("DTC"), Clearstream, Luxembourg or Euroclear. Unless otherwise specified in the related prospectus supplement, Global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

     Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global securities will be held in book-entry form by The Depository Trust Company ("DTC") in the name of Cede & Co. ("Cede") as nominee of DTC. Securityholders' interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

     Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     (b) borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding (this rate, called the backup withholding rate, will be reduced to 30.5% effective August 7, 2001, and further reduced gradually to 28% by the year 2006), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

     The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,
(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

=====================================================


         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.





                    ------------






                ACE Securities Corp.
                       Seller

               Wells Fargo Bank, N.A.
                      Servicer





                    ------------





          Through and including September 25, 2001 (the 90th day after the date of this prospectus) all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.
===============================================================================



                        ACE RV AND MARINE TRUST 2001-RV1


                                  $311,153,000

                               ASSET BACKED NOTES


                                  ------------


                              PROSPECTUS SUPPLEMENT

                                  ____________


                            Deutsche Banc Alex. Brown


                                  June 27, 2001



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